    As filed with the Securities and Exchange Commission on November 14, 2002

                                                      REGISTRATION NO. 333-83646
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ISTAR FINANCIAL INC.
             (Exact name of Registrants as specified in its charter)


          MARYLAND                                        95-6881527
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                               -------------------

                     1114 AVENUE OF THE AMERICAS, 27TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 930-9400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               -------------------

                                  JAY SUGARMAN
                             CHIEF EXECUTIVE OFFICER
                              ISTAR FINANCIAL INC.
                       1114 AVENUE OF AMERICAS, 27TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 930-9400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -------------------

                                   COPIES TO:
                            KATHLEEN L. WERNER, ESQ.
                       CLIFFORD CHANCE ROGERS & WELLS LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 878-8000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: \ \

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. \X\

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. \ \

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. \ \

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. \ \


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                        Proposed Maximum       Proposed Maximum        Amount of
   Title of Each Class of             Amount to be    Aggregate Price Per     Aggregate Offering    Registration Fee
 Securities to be registered          registered             Unit               Price(3) (4)            (4)(5)
--------------------------------------------------------------------------------------------------------------------
   Common Stock, Preferred
  Stock, Depositary Shares,
Debt Securities, Warrants(1)             (2)                      (2)              $500,000,000           $32,200
====================================================================================================================

(1) Includes shares of common stock which may be issued upon conversion of the preferred stock or debt securities, or exercise of the warrants, which are being registered.
(2)  Not applicable, as provided in General Instruction II.D to Form S-3.
(3)  Estimated solely for the purpose of calculating the registration fee.
(4) Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus contained in this Registration Statement also relates to the Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants of the registrant previously registered under an effective Registration Statement on Form S-3 (File Number 333-55396) of which $150,000,000 is being carried forward. The filing fee associated with the securities being carried forward from the earlier Registration Statement is $125,000.00 which was paid upon the filing of the earlier Registration Statement.
(5)  Previously paid.

                              -------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUSES DATED NOVEMBER 8, 2002)

                               10,000,000 SHARES

                                   [GRAPHIC]

                                  COMMON STOCK
---------------------------------------------------------

Of the 10,000,000 shares of common stock offered by this prospectus supplement, 8,000,000 shares are being sold by iStar Financial Inc. and 2,000,000 shares are being sold by SOFI-IV SMT Holdings, L.L.C., one of our stockholders.

Our common stock trades on the New York Stock Exchange under the symbol "SFI." The last reported sale price of our common stock on November 5, 2002 was $28.20 per share.

INVESTING IN THE COMMON STOCK INVOLVES RISK. "RISK FACTORS" BEGIN ON PAGES THREE AND FOUR OF THE ACCOMPANYING PROSPECTUSES.

                                                               PER SHARE        TOTAL
                                                              ------------   ------------
Public offering price.......................................             $              $
Underwriting discount.......................................             $              $
Proceeds to iStar Financial (before expenses)...............             $              $
Proceeds to selling stockholder (before expenses)...........             $              $

SOFI-IV SMT Holdings, L.L.C., the selling stockholder, has granted the underwriters a 30-day option to purchase up to 1,500,000 shares on the same terms and conditions as set forth above to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectuses. Any representation to the contrary is a criminal offense.

The common stock will be ready for delivery on or about November   , 2002.
--------------------------------------------------------------------------------

                              JOINT LEAD MANAGERS

LEHMAN BROTHERS                                              MERRILL LYNCH & CO.
SOLE BOOK-RUNNING MANAGER

                           -------------------------

BANC OF AMERICA SECURITIES LLC

                  BEAR, STEARNS & CO. INC.

                                    GOLDMAN, SACHS & CO.

                                                       UBS WARBURG

                                         , 2002.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                PAGE
                                                              --------
Forward-Looking Statements..................................      ii
Summary.....................................................     S-1
Use of Proceeds.............................................    S-10
Capitalization..............................................    S-10
Selected Financial Data.....................................    S-11
iStar Financial Inc.........................................    S-14
Our Strategy................................................    S-24
Common Stock Price and Dividend Performance.................    S-31
Management..................................................    S-31
Selling Stockholder.........................................    S-38
Underwriting................................................    S-39
Legal Matters...............................................    S-42
Experts.....................................................    S-42

                  PROSPECTUS DATED NOVEMBER 8, 2002,
                   RELATING TO SHARES OFFERED BY US

Forward-Looking Information.................................       2
The Company.................................................       2
Risk Factors................................................       3
Ratio of Earnings to Fixed Charges..........................      10
Use of Proceeds.............................................      10
Description of Debt Securities..............................      10
Description of Warrants.....................................      13
Description of Common Stock and Preferred Stock.............      13
Description of Depositary Shares............................      16
Material Federal Income Tax Consequences....................      17
Legal Matters...............................................      29
Experts.....................................................      29
Incorporation of Certain Documents by Reference.............      29
Information We File.........................................      29

                  PROSPECTUS DATED NOVEMBER 8, 2002
        RELATING TO SHARES OFFERED BY THE SELLING STOCKHOLDER

Where You Can Find More Information.........................       2
Incorporation of Certain Documents by Reference.............       2
Forward-Looking Statements..................................       3
The Company.................................................       4
Risk Factors................................................       4
Use of Proceeds.............................................      11
Common Stock Price and Dividend Performance.................      12
Participating Securityholders...............................      12
Certain Relationships Between the Company and the
  Participating Securityholders.............................      15
Plan of Distribution........................................      16
Description of Securities to be Registered..................      18
Material Federal Income Tax Considerations..................      19
Legal Matters...............................................      31
Experts.....................................................      31

                            ------------------------

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectuses. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectuses and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

                           FORWARD-LOOKING STATEMENTS

    We make statements in this prospectus supplement, the accompanying prospectuses and the documents we incorporate by reference that are considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are usually identified by the use of words such as "will," "anticipates," "believes," "estimates," "expects," "projects," "plans," "intends," "should" or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions or expectations will be achieved. We have discussed in this prospectus supplement and the accompanying prospectuses some important risks, uncertainties and contingencies which could cause our actual results, performance or achievements to be materially different from the forward-looking statements we make in these documents.

    We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in our reports and documents filed with the SEC, and you should not place undue reliance on those statements.

                                    SUMMARY

    THIS SUMMARY MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUSES, AS WELL AS THE DOCUMENTS INCORPORATED BY REFERENCE IN THEM, BEFORE MAKING AN INVESTMENT DECISION. ALL REFERENCES TO "WE" OR "US" IN THIS PROSPECTUS SUPPLEMENT REFER TO ISTAR FINANCIAL INC. AND ITS CONSOLIDATED SUBSIDIARIES, UNLESS THE CONTEXT OTHERWISE REQUIRES. THROUGHOUT THIS PROSPECTUS SUPPLEMENT WE USE THE TERM "ADJUSTED EARNINGS." FOR THE DEFINITION OF ADJUSTED EARNINGS AND FOR A DETAILED RECONCILIATION OF ADJUSTED EARNINGS TO GAAP NET INCOME, SEE "SELECTED FINANCIAL DATA."

                              ISTAR FINANCIAL INC.

OVERVIEW

    We are the largest publicly-traded finance company focused exclusively on the commercial real estate industry. We provide structured financing to private and corporate owners of high-quality real estate nationwide, including senior and junior mortgage debt, corporate net lease financing, and corporate mezzanine and subordinated capital. Our objective is to deliver superior risk-adjusted returns on equity to our stockholders by providing innovative and value-added financing solutions to our customers. We deliver customized financial products to sophisticated real estate borrowers and corporate customers who require a high level of creativity and service. Our ability to provide value-added financial solutions has consistently enabled us to realize margins and returns on capital that are more attractive than those earned by many other commercial finance companies. As of June 30, 2002, our total enterprise value (market value of equity plus book value of preferred stock and debt, less cash balances) was $6.1 billion, and our annualized revenue and adjusted earnings for the quarter ended June 30, 2002 were $528.4 million and $279.3 million, respectively.

    We began our business in 1993 through private investment funds formed to take advantage of the lack of well-capitalized lenders capable of servicing the needs of high-end customers in our markets. During our nine-year history, we have structured or originated approximately $6.5 billion of financing commitments. During this period, we have generated a realized internal rate of return of 27.8% on the approximately $1.9 billion of investments that we have funded and which have since been repaid. To date, we have not realized a loss of principal or interest on any loan investment we have funded.

    Since becoming a public company in March 1998, we have also expanded our platform by making a limited number of strategic corporate acquisitions. In September 1998, we acquired the loan origination and servicing business of Phoenix Home Life Insurance Company. In December 1998, we acquired the structured finance portfolio of our largest private competitor, an affiliate of Lazard Freres & Co. LLC. In November 1999, we acquired TriNet Corporate Realty Trust, Inc., the then largest publicly-traded company specializing in corporate tenant leasing for owners of office and industrial facilities. In March 2000, we acquired American Corporate Real Estate, Inc., a leading privately-held investment firm whose senior management team had extensive experience in the corporate tenant leasing industry.

    By capitalizing on our competitive strengths, we have delivered consistent financial performance, developed a high-quality, diversified asset base and established ourselves as a reliable provider of financial solutions for our customers. We have consistently grown our adjusted earnings and dividends since the quarter ended June 30, 1998, our first full quarter as a public company. Between that quarter and the quarter ended June 30, 2002, we grew our adjusted earnings on a diluted basis by 215.8%, from approximately $22.1 million to $69.8 million, and increased our common stock dividend by 80.0%, from $0.35 to $0.63 per share. Based on the last reported sale price of our common stock on November 5, 2002, our current annualized dividend yield is 8.9%.

    The graph below shows our annual adjusted earnings since 1998, our first year as a public company.

                              ADJUSTED EARNINGS(1)

                                   [GRAPHIC]

------------------------------

(1) We generally define "adjusted earnings" as net income computed in accordance with GAAP, before gain (loss) from discontinued operations, extraordinary items and cumulative effect of change in accounting principle, plus depreciation and amortization, less preferred stock dividends. See "Selected Financial Data" for a detailed reconciliation of adjusted earnings to GAAP net income.

(2) Because second quarter 1998 was our first full quarter as a public company, adjusted earnings for 1998 represents results for the second quarter through the fourth quarter of 1998, annualized.

COMPETITIVE STRENGTHS

    We believe the following competitive strengths distinguish our business model from other commercial finance enterprises and contribute to our ability to generate attractive risk-adjusted returns to our common stockholders.

CREATIVE CAPITAL SOLUTIONS

    We target markets where customers require a knowledgeable provider of capital which is capable of originating customized and flexible financial products. We provide our customers with a level of service and creativity generally unavailable from other lenders. We do not participate in distribution-based commercial finance businesses, such as conduit lending and mortgage-backed securities, which are typically characterized by intense price competition and lower profit margins.

    We believe that we have a reputation in the marketplace for delivering unique financing solutions and a high level of service to our customers in a reliable and credible fashion. Since beginning our business in 1993, we have provided nearly $2.8 billion in financing to customers who have sought our expertise more than once.

    As a result of our focus, we have generated consistent and attractive returns on our asset base. The graph below shows our returns on average book assets, after interest expense, since 1998, our first year as a public company.

                        RETURN ON AVERAGE BOOK ASSETS(1)

                                   [GRAPHIC]

------------------------------

(1) We define "return on average book assets" as the sum of adjusted earnings and preferred dividends divided by the average book value of assets outstanding during the year.

(2) Because second quarter 1998 was our first full quarter as a public company, return on average book assets for 1998 represents second through fourth quarter 1998 results annualized, and our average assets during this period.

EXPERIENCED MANAGEMENT

    The 12 members of our executive management team have an average of more than 20 years of experience in the fields of real estate finance, private investment, capital markets, transaction structuring, risk management, legal and loan servicing, providing us with significant expertise in the key disciplines required for success in our business. We emphasize long-term, incentive-based compensation, such as performance-based grants of restricted common stock, rather than cash compensation, and none of our employees is compensated based on the volume of investment originations. Our directors and employees directly own approximately 5.7% of our outstanding common stock on a diluted basis, which had a market value of approximately $146 million based upon the last reported sale price of our common stock on November 5, 2002. Our executive management team is supported by approximately 130 employees operating from six primary offices nationwide.

SIGNIFICANT EQUITY BASE

    We had approximately $1.9 billion of tangible book equity and a consolidated debt-to-book equity ratio of 1.7x as of June 30, 2002. We believe that we are one of the most strongly capitalized asset-based finance companies. We target a maximum consolidated debt-to-book equity ratio of 2.0x, which is significantly lower than most other commercial finance companies. We believe that operating within this targeted range enables us to maintain a well-balanced, conservative and flexible capital structure. Our tax-advantaged structure as a real estate investment trust and our ability to operate with less overhead, as a percentage of revenues, than many other commercial finance companies enhance risk-adjusted returns on equity for our common stockholders.

STABLE AND GROWING DIVIDEND

    We have paid $9.74 per share of dividends to our common stockholders and have grown our dividend every year since going public in 1998. We believe that our common dividend is firmly supported by the stable cash flows generated from our asset base and by the cushion provided by the difference between our adjusted earnings and dividend. For the second quarter of 2002, we paid a $0.63 per share common dividend ($2.52 annualized), representing a 79.7% payout on our basic adjusted earnings per share for that period.

    The graph below shows our quarterly dividends per common share since 1998, our first year as a public company.

                      QUARTERLY DIVIDENDS PER COMMON SHARE

                                   [GRAPHIC]

TAX-ADVANTAGED CORPORATE STRUCTURE

    Because of our focus on commercial real estate finance, we are able to qualify as a REIT. Since we are taxed as a REIT, we do not pay corporate-level taxes in most circumstances. This tax-advantaged structure enables us to produce superior returns on equity for our stockholders compared to taxable finance companies, while utilizing significantly less leverage than most taxable finance companies. The graph below show our returns on average common book equity ratios since our first year as a public company.

                    RETURN ON AVERAGE COMMON BOOK EQUITY(1)

                                   [GRAPHIC]

------------------------------

(1) We define "return on average common book equity" as total adjusted earnings divided by the average common book value of equity outstanding during the year.

(2) Because second quarter 1998 was our first full quarter as a public company, return on average common book equity for 1998 represents second through fourth quarter 1998 results annualized, and our average common book equity during this period.

ASSET QUALITY AND DIVERSIFICATION

    Throughout our operating history, we have focused on maintaining diversification of our asset base by product line, asset type, obligor, property type and geographic region. Asset diversification is a key part of our risk management strategy. The graphs below depict the diversification of our asset base based upon the total gross book value of our assets of approximately
$5.2 billion as of June 30, 2002.

     ASSET TYPE DIVERSIFICATION     PROPERTY TYPE DIVERSIFICATION     GEOGRAPHIC
DIVERSIFICATION

                                   [GRAPHIC]

    Secured first mortgages and corporate tenant lease assets together comprise approximately 79% of our asset base. The weighted average "first dollar" and "last dollar" loan-to-value ratios on our loan assets were 27.3% and 68.3%, respectively, as of June 30, 2002. "First dollar" and "last dollar" loan-to-value ratios represent the average beginning and ending points of our lending exposure in the aggregate capitalization of the underlying assets or companies that we finance.

    In addition, as of June 30, 2002, 56% of our corporate tenants, based on GAAP annual lease payments, had actual or implied investment grade credit ratings. Our corporate tenants include the U.S. Government and leading companies such as FedEx Corporation, International Business Machines Corporation,
Nike, Inc., Northrop Grumman Corporation, Verizon Communications, Inc. and Wells Fargo Bank.

MATCH FUNDING DISCIPLINE

    Our objective is to match fund our liabilities and assets with respect to maturities and interest rates. This means that we seek to match the maturities of our financial obligations with the maturities of our investments. Match funding allows us to reduce the risk of having to refinance our liabilities prior to the maturities of our assets. In addition, we match fund interest rates with like-kind debt (i.e., fixed-rate assets are financed with fixed-rate debt, and floating-rate assets are financed with floating-rate debt), through the use of hedges such as interest rate swaps, or through a combination of these strategies. This allows us to reduce the impact of changing interest rates on our earnings. Our objective is to limit volatility from a 100 basis point move in short-term interest rates to no more than 2.5% of annual adjusted earnings per share. As of June 30, 2002, a 100 basis point change in short-term interest rates would have a 1.6% impact on our second quarter adjusted earnings per share.

OUR TARGET MARKETS AND PRODUCT LINES

    We believe we are the largest dedicated participant in a $100-$150 billion niche of the approximately $2.1 trillion commercial real estate market, consisting of the $1.5 trillion commercial mortgage market and the $600 billion single-user market for corporate office and industrial facilities. Our primary product lines include structured finance, portfolio finance, corporate tenant leasing, corporate finance and loan acquisition. Our real estate lending assets consist of mortgages secured by real estate collateral, loans secured by equity interests in real estate assets, and secured and unsecured loans to corporations engaged in real estate or real estate-related businesses. Our corporate tenant lease assets consist of office and industrial facilities that we typically purchase from, and lease back to, a diversified group of creditworthy corporate tenants as a form of financing for their businesses. Our leases are generally long-term, and typically provide for all expenses at the facility to be paid by the corporate tenant on a "triple net" basis. Under a typical net lease agreement, the corporate customer agrees to pay a base monthly operating lease payment and all facility operating expenses, including taxes, maintenance and insurance.

    The graph below shows the composition of our asset base by product line, based on the total gross book value of our assets of approximately $5.2 billion as of June 30, 2002.

                          PRODUCT LINE DIVERSIFICATION

                                   [GRAPHIC]

INVESTMENT STRATEGY

    Our investment strategy focuses on the origination of structured mortgage, corporate and lease financings backed by high-quality commercial real estate assets located in major U.S. metropolitan markets. Because we deliver the intensive structuring expertise required by our customers, we are able to avoid significant direct competition from other capital providers. We focus on developing direct relationships with borrowers and corporate tenants, as opposed to sourcing transactions through intermediaries, and offer our customers added value in the form of specific lending expertise, flexibility, certainty and post-closing support. We also take advantage of market anomalies in the real estate financing markets when we believe credit is mispriced by other providers of capital, such as the spread between lease yields and the yields on corporate tenants' underlying credit obligations. In addition, we have developed a disciplined process for screening potential investments prior to beginning our formal underwriting and commitment process called the "Six Point Methodology(sm)." We also have an intensive underwriting process in place for all potential investments.

RISK MANAGEMENT AND RESERVES

    We have comprehensive, pro-active and hands-on risk management systems centered around a fully-integrated risk management team of over 50 professionals, including dedicated expertise in asset management, corporate credit, loan servicing, project management and engineering. We manage our risk exposure by diversifying our asset base and using conservative assumptions during our underwriting of potential investments. We utilize information received from our risk management professionals on a real-time basis to monitor the performance of our asset base and to quickly identify and address potential credit issues.

    Although we have not realized any losses of principal or interest on any loan investments we have funded since our inception, we nonetheless maintain and regularly evaluate financial reserves to protect against potential future losses. In addition to our general loss reserves, we also have asset-specific credit protection, including cash reserve accounts, cash deposits and letters of credit supporting our loan and CTL assets. Where appropriate, we typically require this incremental credit protection to be funded and/or posted at the closing of a transaction in accounts in which we have a security interest. As of June 30, 2002, accumulated loan loss reserves and other asset-specific credit protection represented an aggregate of approximately 6.5% of the gross book value of our loans. In aggregate, cash deposits, letters of credit and accumulated depreciation relating to corporate tenant lease assets represented 9.4% of the gross book value of our corporate tenant lease assets at that date.

FINANCING STRATEGY

    Our financing strategy revolves around three primary principles. First, we maintain significantly lower leverage than other commercial finance companies and a large tangible equity capital base. We target a maximum consolidated debt-to-book equity ratio of 2.0x, which is significantly lower than most other commercial finance companies. Second, we maintain access to a broad array of capital resources from a diverse group of lending sources, such as committed secured and unsecured credit facilities, term loans, corporate bonds and our own proprietary matched funding program, iStar Asset Receivables, or "STARs(sm)." We also have the ability to issue common and preferred stock in the public and private equity markets from time to time. In doing so, we seek to insulate our business from potential fluctuations in the availability of capital. Third, we seek to match fund our liabilities and assets to minimize the risk that we have to refinance our liabilities prior to the maturities of our assets, and to reduce the impact of changing interest rates on our earnings.

                              RECENT DEVELOPMENTS

    Adjusted earnings for the third quarter 2002 were $71.3 million on a diluted basis, excluding an $8.9 million non-cash charge related to performance-based vesting of restricted shares under our long-term incentive plan, compared to $64.9 million for the third quarter 2001. Net investment income for the third quarter ended September 30, 2002 increased to a record $79.3 million, up 20.2% from $66.0 million for the third quarter of 2001. Net investment income represents interest, operating lease revenue and equity in earnings from joint ventures and unconsolidated subsidiaries less interest expense and operating costs for corporate tenant lease assets. For a discussion of how we compute adjusted earnings, see "Selected Financial Data." Net income allocable to common shareholders for the third quarter 2002 was $43.4 million, compared to $48.3 million in the third quarter 2001.

    In the third quarter of 2002, we achieved a return on average book assets of 6.1% and a return on average common book equity of 19.0%, while leverage increased slightly to 1.8x book equity.

    Adjusted earnings for the nine months ended September 30, 2002 were $207.2 million, before the $15.0 million non-cash charge related to performance-based vesting of restricted shares under our long-term incentive plan, compared to $190.2 million for the same period in 2001. Net investment income and total revenue increased to record levels of $220.2 million and $385.8 million, respectively, for the nine months ended September 30, 2002, from $197.9 million and $354.7 million, respectively, for the 2001 period. Net income allocable to common shareholders for the nine months ended September 30, 2002 was $124.6 million, compared to $143.5 million for the nine months ended September 30, 2001.

    During the third quarter of 2002, we closed eight new financing commitments for a total of $334.5 million, of which $329.5 million was funded during the quarter. In addition, we funded

$2.5 million under five pre-existing commitments and received $233.7 million in principal repayments. For the nine months ended September 30, 2002, we reached record levels for gross originations and net asset growth of $1.4 billion and $982 million, respectively.

    On September 30, 2002, we closed a new $500.0 million secured revolving credit facility with a leading financial institution, bringing our total committed credit facilities to $2.7 billion. At September 30, 2002, we had $1.3 billion outstanding under our credit facilities. We expect to use the net proceeds from this offering to pay down our credit facilities by $213.8 million. For a further discussion of this new facility, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    During the third quarter 2002, Fitch Ratings upgraded our senior unsecured credit rating to BBB- from BB+. In addition, Standard & Poor's and Moody's Investors Service raised their respective ratings outlooks for our senior unsecured credit rating to BB+ "positive" and Ba1 "positive" for a potential upgrade to investment grade.

    On October 1, 2002, we declared a regular quarterly cash dividend on our common stock of $0.63 per share for the quarter ended September 30, 2002. The third quarter dividend represents approximately 78.8% of basic adjusted earnings for the third quarter, excluding the non-cash incentive compensation charge.

                            ------------------------

    Our principal executive offices are located at 1114 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 930-9400. Our website is www.istarfinancial.com. Our six primary regional offices are located in Atlanta, Boston, Dallas, Denver, Hartford and San Francisco. iStar Asset Services, our loan servicing subsidiary, is located in Hartford, and iStar Real Estate Services, our corporate facilities management division, is headquartered in Atlanta.

                                  THE OFFERING

Common stock offered by iStar Financial        8,000,000 shares
  Inc........................................

Common stock offered by the selling            2,000,000 shares
  stockholder................................

Shares outstanding before the offering.......  89,932,507 shares

Shares outstanding after the offering........  97,932,507 shares

Use of proceeds..............................  The proceeds from the sale of the 8,000,000 shares by us will be used to repay existing
                                               indebtedness on our revolving credit
                                               facilities. We will not receive any proceeds
                                               from the sale of the 2,000,000 shares by the
                                               selling stockholder.

Risk factors.................................  See "Risk Factors" and other information contained in the accompanying prospectuses
                                               for a discussion of the factors you should
                                               carefully consider before purchasing our
                                               common stock in the offering.

NYSE symbol..................................  SFI

    The number of shares outstanding before and after the offering excludes 8,180,347 shares reserved for issuance under our long-term incentive plans, of which options to purchase 4,640,938 shares at an average option price of $18.73 and 582,251 shares of restricted stock have been issued. The number of shares outstanding before and after the offering also excludes 6,113,167 shares reserved for issuance upon exercise of warrants held by affiliates of Lazard Freres & Co. LLC that have an exercise price of $34.35 per share.

    After the offering, assuming that the underwriters' over-allotment option is fully exercised, SOFI-IV SMT Holdings, L.L.C. will own 20,085,538 shares of common stock, which will represent approximately 20.1% of our shares of common stock on a diluted basis, or 20.5% based on our outstanding shares of common stock. If the over-allotment option is not exercised, SOFI-IV SMT Holdings, L.L.C. will own 21,585,538 shares of common stock, which will represent approximately 21.6% of our shares of common stock on a diluted basis, or 22.0% based on our outstanding shares of common stock.

                                USE OF PROCEEDS

    We estimate that the net proceeds from this offering will be approximately $213.8 million, after deducting underwriting discounts and commissions and expenses of the offering. We intend to use the net proceeds to repay borrowings outstanding under our revolving credit facilities. All of this indebtedness was incurred during the past year for the origination of new loan and corporate tenant lease investments, and for working capital purposes. At June 30, 2002, the weighted average interest rate of the borrowings we will repay was 3.64%, and the weighted average maturity was 2.7 years (including company-controlled extension options). The amount being repaid under these credit facilities will be available for future borrowings for the origination of new loan and corporate tenant lease investments and for working capital purposes.

    The selling stockholder will receive all of the proceeds from the 2,000,000 shares offered by it, in addition to any proceeds that are generated from the exercise of the over-allotment option that has been granted to the underwriters. See "Selling Stockholder."

                                 CAPITALIZATION

    The following table sets forth our capitalization at June 30, 2002 on an actual basis and as adjusted to give effect to this offering and the use of the net proceeds from the offering to repay outstanding borrowings. See "Use of Proceeds." This table should be read in conjunction with our consolidated financial statements and the notes thereto in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

                                                                       AS OF
                                                                   JUNE 30, 2002
                                                              ------------------------
                                                                ACTUAL     AS ADJUSTED
                                                              ----------   -----------
                                                                   (IN THOUSANDS)
LONG-TERM DEBT, INCLUDING CURRENT MATURITIES:
  Unsecured senior notes, less discount of $13,698..........    $611,302      $611,302
  Unsecured revolving credit facilities.....................          --            --
  Secured revolving credit facilities.......................   1,217,813     1,003,993
  Secured term loans, including premium of $253.............     545,186       545,186
  iStar Asset Receivables secured notes, less discount of
    $4,559..................................................     883,236       883,236
  Other debt obligations....................................      15,283        15,283
                                                              ----------   -----------
      Total long-term debt..................................  $3,272,820    $3,059,000
SHAREHOLDERS' EQUITY:
  Series A preferred stock, $0.001 par value, liquidation
    preference $50.00 per share, 4,400 shares issued and
    outstanding.............................................           4             4
  Series B preferred stock, $0.001 par value, liquidation
    preference $25.00 per share, 2,000 shares issued and
    outstanding.............................................           2             2
  Series C preferred stock, $0.001 par value, liquidation
    preference $25.00 per share, 1,300 shares issued and
    outstanding.............................................           1             1
  Series D preferred stock, $0.001 par value, liquidation
    preference $25.00 per share, 4,000 shares issued and
    outstanding.............................................           4             4
  Common stock, $0.001 par value, 200,000 shares authorized,
    89,165 and 87,387 shares issued and outstanding.........          89            97
  Warrants and options......................................      20,346        20,346
  Additional paid-in capital................................   2,058,484     2,272,296
  Retained earnings (deficit)...............................    (149,768)     (149,768)
  Accumulated other comprehensive income....................         894           894
  Treasury stock (at cost)..................................     (40,741)      (40,741)
                                                              ----------   -----------
    Total shareholders' equity..............................  $1,889,315    $2,103,135
                                                              ----------   -----------
      Total capitalization..................................  $5,162,135    $5,162,135
                                                              ==========   ===========

                            SELECTED FINANCIAL DATA

    The following table sets forth our selected financial data on a consolidated historical basis as of and for the six months ended June 30, 2002 and 2001, and as of and for the years ended December 31, 2001, 2000 and 1999.

    In November 1999, we completed a number of significant corporate transactions which increased the size of our operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Operating results for the year ended December 31, 1999 reflect the effects of these transactions subsequent to their consummation.

                                                 SIX MONTHS ENDED                   YEARS ENDED
                                                     JUNE 30,                       DECEMBER 31,
                                             ------------------------   ------------------------------------
                                                2002          2001         2001         2000         1999
                                             -----------   ----------   ----------   ----------   ----------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
REVENUE:
  Interest income..........................     $120,271     $130,816     $254,119     $268,011     $209,848
  Operating lease income...................      116,279       94,016      191,197      180,485       41,748
  Other income.............................       16,441       14,703       31,060       17,927       12,900
                                             -----------   ----------   ----------   ----------   ----------
    Total revenue..........................      252,991      239,535      476,376      466,423      264,496
                                             -----------   ----------   ----------   ----------   ----------
COSTS AND EXPENSES:
  Interest expense.........................       88,464       87,655      169,974      173,741       91,159
  Operating costs-corporate tenant lease
    assets.................................        6,006        6,506       12,791       12,795        2,244
  Depreciation and amortization............       22,285       17,544       35,555       34,470       10,334
  General and administrative...............       14,761       12,600       24,151       25,706        6,269
  General and administrative--stock-based
    compensation...........................        7,820        2,060        3,575        2,864          412
  Provision for loan losses................        3,750        3,500        7,000        6,500        4,750
  Advisory fees............................           --           --           --           --       16,193
  Costs incurred in acquiring former
    external advisor(1)....................           --           --           --           --       94,476
                                             -----------   ----------   ----------   ----------   ----------
    Total costs and expenses...............      143,086      129,865      253,046      256,076      225,837
                                             -----------   ----------   ----------   ----------   ----------
  Net income before minority interest......      109,905      109,670      223,330      210,347       38,659
  Equity in earnings from joint ventures
    and unconsolidated subsidiaries........        1,216        3,688        7,358        4,797          235
  Minority interest in consolidated
    entities...............................          (81)        (136)        (218)        (195)         (41)
  Income from discontinued operations......          154          102          199          394           33
  Gain from discontinued operations........          595        1,599        1,145        2,948           --
  Extraordinary loss on early
    extinguishment of debt.................      (12,166)      (1,037)      (1,620)        (705)          --
  One-time effect of change in accounting
    principle(2)...........................           --         (282)        (282)          --           --
                                             -----------   ----------   ----------   ----------   ----------
  Net income...............................      $99,623     $113,604     $229,912     $217,586      $38,886
  Preferred dividends......................      (18,454)     (18,454)     (36,908)     (36,908)     (23,843)
                                             -----------   ----------   ----------   ----------   ----------
  Net income allocable to common
    shareholders...........................      $81,169      $95,150     $193,004     $180,678      $15,043
                                             ===========   ==========   ==========   ==========   ==========
  Dividends declared per common share(3)...        $1.26        $1.23        $2.45        $2.40        $1.86
                                             ===========   ==========   ==========   ==========   ==========

SUPPLEMENTAL DATA:
  Dividends declared on preferred shares...      $18,289      $18,289      $36,578      $36,576      $24,819
  Dividends declared on common shares......       56,063       52,651      213,089      205,477      116,813
  Cash flows from:
    Operating activities...................      151,374      115,937      264,835      202,715      119,625
    Investing activities...................     (831,045)      10,604     (321,100)    (176,652)    (143,911)
    Financing activities...................      682,339     (122,992)      49,183      (37,719)      48,584

                                                 SIX MONTHS ENDED                   YEARS ENDED
                                                     JUNE 30,                       DECEMBER 31,
                                             ------------------------   ------------------------------------
                                                2002          2001         2001         2000         1999
                                             -----------   ----------   ----------   ----------   ----------
                                                                     (IN THOUSANDS)
  EBITDA(4)................................      227,947(5)    218,557     436,217      423,355      234,863
  Ratio of EBITDA to interest expense......         2.58x(5)       2.49x       2.57x       2.44x        2.58x
  Ratio of EBITDA to combined fixed
    charges(6).............................         2.13x(5)       2.06x       2.11x       2.01x        2.04x
  Ratio of earnings to combined fixed
    charges(7).............................         2.30x        2.30x        2.34x        2.25x        1.43x
  Ratio of earnings to combined fixed
    charges and preferred stock
    dividends(7)...........................         1.90x        1.90x        1.92x        1.85x        1.13x
  Weighted average common shares
    outstanding-basic......................       88,193       85,958       86,349       85,441       57,749
  Weighted average common shares
    outstanding-diluted....................       90,893       87,584       88,234       86,151       60,393
  Total debt to shareholders' equity(8)....          1.7x         1.2x         1.4x         1.2x         1.1x

BALANCE SHEET DATA:
  Loans and other lending investments,
    net....................................   $2,900,597   $2,252,255   $2,377,763   $2,225,183   $2,003,506
  Corporate tenant lease assets, net.......    2,094,909    1,578,941    1,781,565    1,592,087    1,654,178
  Total assets.............................    5,270,750    4,053,350    4,378,560    4,034,775    3,813,552
  Debt obligations.........................    3,272,820    2,153,031    2,495,369    2,131,967    1,901,204
  Minority interest in consolidated
    entities...............................        2,580        2,649        2,650        6,224        2,565
  Shareholders' equity.....................    1,889,315    1,831,125    1,787,778    1,787,885    1,801,343

--------------------------

(1) This amount represents a non-recurring, non-cash charge of approximately $94.5 million relating to the acquisition of our former external advisor on November 4, 1999.

(2) Represents one-time effect of adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging
    Activities" as of January 1, 2001.

(3) We generally declare common and preferred dividends in the month subsequent to the end of the quarter.

(4) EBITDA is calculated as total revenue plus equity in earnings from joint ventures and unconsolidated subsidiaries minus the sum of general and administrative expenses, general and administrative--stock-based compensation expense, provision for loan losses, operating costs-corporate tenant lease assets and, prior to November 4, 1999, advisory fees. EBITDA should be examined in conjunction with net income. See "Consolidated Statements of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is EBITDA indicative of funds available to fund our cash needs or available for distribution to shareholders. We believe that EBITDA more closely approximates operating cash flow and is a useful measure for investors to consider, in conjunction with net income and other GAAP measures, in evaluating our financial performance. This is primarily because we are a commercial finance company that focuses on real estate lending and corporate tenant leasing; therefore, our net income (determined in accordance with GAAP) reflects significant non-cash depreciation expense on corporate tenant lease assets. It should be noted that our manner of calculating EBITDA may differ from the calculations of similarly-titled measures by other companies.

(5) Excludes a $6.1 million non-cash charge incurred in the quarter ended June 30, 2002 related to performance-based vesting of restricted shares granted under our long-term incentive plan.

(6) Combined fixed charges are comprised of interest expense, capitalized interest, amortization of loan costs and preferred stock dividend requirements.

(7) For the purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes and cumulative effect of changes in accounting principles plus "fixed charges" and certain other adjustments. "Fixed charges" consist of interest incurred on all indebtedness relating to continuing operations (including amortization of original issue discount) and the implied interest component of our rent obligations in the years presented. For 1999, these ratios include the effect of a non-recurring, non-cash charge in the amount of approximately $94.5 million relating to the November 1999 acquisition of our former external advisor. Excluding the effect of this non-recurring, non-cash charge, the ratio of earnings to fixed charges for that period would have been 2.46x and our ratio of earnings to fixed charges and preferred stock dividends would have been 1.95x.

(8) Total shareholders' equity is defined as the sum of the book value of common equity and preferred equity.

ADJUSTED EARNINGS

    Adjusted earnings represents net income computed in accordance with GAAP, before gain (loss) from discontinued operations, extraordinary items and cumulative effect of change in accounting principle, plus depreciation and amortization, less preferred stock dividends. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

    We believe that to facilitate a clear understanding of the historical operating results of our company, adjusted earnings should be examined in conjunction with net income as shown in the "Consolidated Statements of Operations" in our Annual Report on Form 10-K for the fiscal year ended
December 31, 2001. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs or available for distribution to our stockholders. We believe that adjusted earnings more closely approximates operating cash flow and is a useful measure for investors to consider, in conjunction with net income and other GAAP measures, in evaluating our financial performance. This is primarily because we are a commercial finance company that focuses on real estate lending and corporate tenant leasing; therefore, our net income (determined in accordance with GAAP) reflects significant non-cash depreciation expense on corporate tenant lease assets. It should be noted that our manner of calculating adjusted earnings may differ from the calculation of similarly-titled measures by other companies.

                                                   SIX MONTHS ENDED              YEARS ENDED
                                                       JUNE 30,                  DECEMBER 31,
                                                  -------------------   ------------------------------
                                                    2002       2001       2001       2000       1999
                                                  --------   --------   --------   --------   --------
                                                                     (IN THOUSANDS)
RECONCILIATION OF ADJUSTED EARNINGS TO
  GAAP NET INCOME:
Net income......................................   $99,623   $113,604   $229,912   $217,586    $38,886
Add: Joint venture income.......................       521        474        965        937      1,603
Add: Depreciation...............................    22,285     17,544     35,642     34,514     11,016
Add: Joint venture depreciation and
  amortization..................................     2,438      1,905      4,044      3,662        365
Add: Amortization of deferred financing costs...    11,751     10,432     20,720     13,140      6,121
Less: Preferred dividends.......................   (18,454)   (18,454)   (36,908)   (36,908)   (23,843)
Less: Gain from discontinued operations.........      (595)    (1,599)    (1,145)    (2,948)
Add: Extraordinary loss early extinguishment of
  debt..........................................    12,166      1,037      1,620        705         --
Add: Cumulative effect of change in accounting
  principle.....................................                  282        282         --         --
Less: Net income allocable to class B shares....        --         --         --         --       (826)
Add: Cost incurred in acquiring former external
  advisor(1)....................................        --         --         --         --     94,476
                                                  --------   --------   --------   --------   --------
Adjusted diluted earnings allocable to common
  shareholders:
    Before non-cash incentive compensation
      charge(2).................................  $135,811   $125,225   $255,132   $230,688   $127,798
                                                  ========   ========   ========   ========   ========
    After non-cash incentive compensation
      charge....................................  $129,735   $125,225   $255,132   $230,688   $127,798
                                                  ========   ========   ========   ========   ========
Weighted average common shares
  outstanding--basic............................    88,193     85,958     86,349     85,441     57,749
Weighted average common shares outstanding--
  diluted.......................................    91,263     87,957     88,606     86,523     61,750
                                                  ========   ========   ========   ========   ========

------------------------
(1) This amount represents a non-recurring, non-cash charge of approximately $94.5 million relating to the acquisition of our former external advisor on November 4, 1999.

(2) Excludes a $6.1 million non-cash charge incurred in the quarter ended June 30, 2002 related to performance-based vesting of restricted shares granted under our long-term incentive plan.

                              ISTAR FINANCIAL INC.

OVERVIEW

    We are the largest publicly-traded finance company focused exclusively on the commercial real estate industry. We provide structured financing to private and corporate owners of high-quality real estate nationwide, including senior and junior mortgage debt, corporate net lease financing, and corporate mezzanine and subordinated capital. Our objective is to deliver superior risk-adjusted returns on equity to our stockholders by providing innovative and value-added financing solutions to our customers. We deliver customized financial products to sophisticated real estate borrowers and corporate customers who require a high level of creativity and service. Our ability to provide value-added financial solutions has consistently enabled us to realize margins and returns on capital that are more attractive than those earned by many other commercial real estate finance companies.

    We began our business in 1993 through private investment funds formed to take advantage of the lack of well-capitalized lenders capable of servicing the needs of high-end customers in our markets. During our nine-year history, we have structured or originated approximately $6.5 billion of financing commitments. During this period, we have generated a realized internal rate of return of 27.8% on the approximately $1.9 billion of investments that we have funded and which have since been repaid. To date, we have not realized a loss of principal or interest on any loan investment we have funded.

    Since becoming a public company in March 1998, we have also expanded our platform by making a limited number of strategic corporate acquisitions. In September 1998, we acquired the loan origination and servicing business of Phoenix Home Life Insurance Company. In December 1998, we acquired the structured finance portfolio of our largest private competitor, an affiliate of Lazard Freres & Co. LLC. In November 1999, we acquired TriNet Corporate Realty Trust, Inc., the then largest publicly-traded company specializing in corporate tenant leasing for owners of office and industrial facilities. In March 2000, we acquired American Corporate Real Estate, Inc., a leading privately-held investment firm whose senior management team had extensive experience in the corporate tenant leasing industry.

    By capitalizing on our competitive strengths, we have delivered consistent financial performance, developed a high-quality, diversified asset base and established ourselves as a reliable provider of financing solutions for our customers. We have consistently grown our adjusted earnings and dividends since the quarter ended June 30, 1998, our first full quarter as a public company. Between that quarter and the quarter ended June 30, 2002, we grew our adjusted earnings on a diluted basis by 215.8%, from approximately $22.1 million to $69.8 million, and increased our common stock dividend by 80.0%, from $0.35 to $0.63 per share.

    The graph below shows our annual adjusted earnings since 1998, our first year as a public company.

                              ADJUSTED EARNINGS(1)

                                   [GRAPHIC]

------------------------------

(1) We generally define "adjusted earnings" as net income computed in accordance with GAAP, before gain (loss) from discontinued operations, extraordinary items and cumulative effect of change in accounting principle, plus depreciation and amortization, less preferred stock dividends. See "Selected Financial Data" for a detailed reconciliation of adjusted earnings to GAAP net income.

(2) Because second quarter 1998 was our first full quarter as a public company, adjusted earnings for 1998 represents results for the second quarter through the fourth quarter of 1998, annualized.

COMPETITIVE STRENGTHS

    We believe the following competitive strengths distinguish our business model from other commercial finance enterprises and contribute to our ability to generate attractive risk-adjusted returns to our common stockholders.

CREATIVE CAPITAL SOLUTIONS

    We target markets where customers require a knowledgeable provider of capital which is capable of originating customized and flexible financial products. We provide our customers with a level of service and creativity generally unavailable from other lenders. We do not participate in distribution-based commercial finance businesses, such as conduit lending and mortgage-backed securities, which are typically characterized by intense price competition and lower profit margins.

    We believe that we have a reputation in the marketplace for delivering unique financing solutions and a high level of service to our customers in a reliable and credible fashion. Since beginning our business in 1993, we have provided nearly $2.8 billion in financing to customers who have sought our expertise more than once.

    As a result of our focus, we have generated consistent and attractive returns on our asset base. The graph below shows our return on average book assets, after interest expense, since 1998, our first year as a public company.

                        RETURN ON AVERAGE BOOK ASSETS(1)

                                   [GRAPHIC]

------------------------------

(1) We define "return on average book assets" as the sum of adjusted earnings and preferred dividends divided by the average book value of assets outstanding during the year.

(2) Because second quarter 1998 was our first full quarter as a public company, return on average book assets for 1998 represents second through fourth quarter 1998 results annualized, and our average assets during this period.

EXPERIENCED MANAGEMENT

    The 12 members of our executive management team have an average of more than 20 years of experience in the fields of real estate finance, private investment, capital markets, transaction structuring, risk management, legal and loan servicing, providing us with significant expertise in the key disciplines required for success in our business. Our culture is also highly-focused toward on-going asset risk management. We emphasize long-term, incentive-based compensation, such as performance-based grants of restricted common stock, rather than cash compensation, and none of our employees is compensated based on the volume of investment originations. Our directors and employees directly own approximately 5.7% of our outstanding common stock on a diluted basis, which had a market value of approximately $146 million based upon the last reported sales price of our common stock on November 5, 2002. Our executive management team is supported by approximately 130 employees operating from six primary offices nationwide.

SIGNIFICANT EQUITY BASE

    We had approximately $1.9 billion of tangible book equity and a consolidated debt-to-book equity ratio of 1.7x as of June 30, 2002. We believe that we are one of the most strongly capitalized asset-based finance companies. Our business model is premised on maintaining significantly lower leverage than other traditional commercial finance companies. We target a maximum consolidated debt-to-book equity ratio of 2.0x, which is significantly lower than most other commercial finance companies. We believe that operating within this targeted range enables us to maintain a well-balanced, conservative and flexible capital structure. In addition, our tax-advantaged structure as a REIT and our ability to operate with less overhead, as a percentage of revenues, than many other commercial finance companies enhance risk-adjusted returns on equity for our common stockholders.

STABLE AND GROWING DIVIDEND

    We have paid $9.74 per share of dividends to our common stockholders and have grown our dividend every year since going public in 1998. We believe that our common dividend is firmly supported by the stable cash flows generated from our asset base and by the cushion provided by the difference between our adjusted earnings and dividend. For the second quarter of 2002, we paid a

$0.63 per share common dividend ($2.52 annualized), representing a 79.7% payout on our basic adjusted earnings per share for that period.

    The graph below shows our quarterly dividends per common share since 1998, our first year as a public company.

                      QUARTERLY DIVIDENDS PER COMMON SHARE

                                   [GRAPHIC]

TAX-ADVANTAGED CORPORATE STRUCTURE

    Because of our focus on commercial real estate finance, we are able to qualify as a REIT. Since we are taxed as a REIT, we do not pay corporate-level taxes in most circumstances. This tax-advantaged structure enables us to produce superior returns on equity for our stockholders compared to taxable finance companies while utilizing significantly less leverage than most taxable finance companies. The graph below shows our returns on average common book equity ratios since our first year as a public company.

                    RETURN ON AVERAGE COMMON BOOK EQUITY(1)

                                   [GRAPHIC]

------------------------------

(1) We define "return on average common book equity" as total adjusted earnings divided by the average common book value of equity outstanding during the year.

(2) Because second quarter 1998 was our first full quarter as a public company, return on average common book equity for 1998 represents second through fourth quarter 1998 results annualized, and our average common book equity during this period.

ASSET QUALITY AND DIVERSIFICATION

    Throughout our operating history, we have focused on maintaining diversification of our asset base by product line, asset type, obligor, property type and geographic region. Asset diversification is a key part of our risk management strategy. Our borrower and corporate tenant base includes more than 170 customers in a wide range of industries, and our assets are backed by over 590 underlying properties of varying types located throughout the U.S. The graphs below depict the diversification of our asset base, based upon the total gross book value of our assets of approximately $5.2 billion as of June 30, 2002.

     ASSET TYPE DIVERSIFICATION     PROPERTY TYPE DIVERSIFICATION     GEOGRAPHIC
DIVERSIFICATION

                                   [GRAPHIC]

    Secured first mortgages and corporate tenant lease assets together comprise approximately 79% of our asset base. The weighted average "first dollar" and "last dollar" loan-to-value ratios on our loan assets were 27.3% and 68.3%, respectively, as of June 30, 2002. "First dollar" and "last dollar" loan-to-value ratios represent the average beginning and ending points of our lending exposure in the aggregate capitalization of the underlying assets or companies that we finance.

    In addition, as of June 30, 2002, 56% of our corporate tenants, based on GAAP annual lease payments, had actual or implied investment grade credit ratings. Our corporate tenants include the U.S. Government and leading companies such as Federal Express, IBM, Nike, Northrop Grumman, Verizon and Wells Fargo Bank.

    We employ an in-depth review process and grading system to monitor the credit quality of our asset base over time. We assign to each asset a risk rating ranging from "one," which indicates superior credit quality, to "five," which indicates inferior credit quality. Each newly-originated asset is typically assigned an initial rating of "three," or average. Based upon our second quarter 2002 review, the weighted average risk rating of our loan assets and corporate tenant lease assets was 2.74 and 2.76, respectively.

MATCH FUNDING DISCIPLINE

    Our objective is to match fund our liabilities and assets with respect to maturities and interest rates. This means that we seek to match the maturities of our financial obligations with the maturities of our investments. Match funding allows us to reduce the risk of having to refinance our liabilities prior to the maturities of our assets. In addition, we match fund interest rates with like-kind debt (i.e., fixed-rate assets are financed with fixed-rate debt, and floating-rate assets are financed with floating-rate debt), through the use of hedges such as interest rate swaps, or through a combination of these strategies. This allows us to reduce the impact of changing interest rates on our earnings.

    Our objective is to limit volatility from a 100 basis point move in short-term interest rates to no more than 2.5% of annual adjusted earnings per share. As of June 30, 2002, a 100 basis point change in short-term interest rates would have a 1.6% impact on our second quarter adjusted earnings per share.

ASSET BASE

    The table below sets forth certain financial characteristics of our asset base as of June 30, 2002.

                  FINANCIAL CHARACTERISTICS OF OUR ASSET BASE

                                                                  LOANS           LEASES
                                                              -------------   --------------
                                                                     ($ IN MILLIONS)
Gross Carrying Value........................................         $2,926           $2,250
Total Financing Commitments.................................         $3,011   Not applicable
Number of Investments.......................................             76              111
Number of Underlying Properties.............................            416              176
Average Asset Size per Investment...........................          $38.5            $20.3
Average Asset Size per Property.............................           $7.0            $12.8
Weighted Average Maturity/Lease Term........................      4.2 years        9.6 years
Average First Dollar Loan-to-Value(1).......................          27.3%   Not applicable
Average Last Dollar Loan-to-Value(2)........................          68.3%   Not applicable
Percentage Investment Grade Credits(3)......................  Not available              56%

------------------------
(1) "Average First Dollar Loan-to-Value" means the weighted average beginning point of our lending exposure in the aggregate capitalization of the underlying properties or companies we finance.

(2) "Average Last Dollar Loan-to-Value" means the weighted average ending point of our lending exposure in the aggregate capitalization of the underlying properties or companies we finance.

(3) Includes customers with implied investment grade ratings such as Cisco Systems, Mitsubishi Electronics of America and Volkswagen of America.

OUR TARGET MARKETS AND PRODUCT LINES

    We believe we are the largest dedicated participant in a $100-$150 billion niche of the approximately $2.1 trillion commercial real estate market, consisting of the $1.5 trillion commercial mortgage market and the $600 billion single-user market for corporate office and industrial facilities. Our primary product lines include structured finance, portfolio finance, corporate tenant leasing, corporate finance and loan acquisition. Our real estate lending assets consist of mortgages secured by real estate collateral, loans secured by equity interests in real estate assets, and secured and unsecured loans to corporations engaged in real estate or real estate-related businesses. Our corporate tenant lease assets consist of office and industrial facilities that we typically purchase from, and lease-back to, a diversified group of creditworthy corporate tenants as a form of financing for their businesses. Our leases are generally long-term, and typically provide for all expenses at the facility to be paid by the corporate tenant on a "triple net" basis. Under a typical net lease agreement, the corporate customer agrees to pay a base monthly operating lease payment and all facility operating expenses, including taxes, maintenance and insurance.

    The graph below shows the composition of our asset base by product line, based on the total gross book value of our assets of approximately $5.2 billion as of June 30, 2002.

                          PRODUCT LINE DIVERSIFICATION

                                   [GRAPHIC]

STRUCTURED FINANCE

    We provide senior and subordinated loans that typically range in size from $20 million to $100 million to borrowers holding high-quality real estate. These loans may be either fixed or variable rate and are structured to meet the specific financing needs of the borrowers, including the acquisition or financing of large, high-quality real estate. We offer borrowers a wide range of structured finance options, including first mortgages, second mortgages, partnership loans, participating debt and interim facilities. Our structured finance transactions have maturities generally ranging from three to ten years. As of June 30, 2002, based on gross carrying values, our structured finance assets represented 22.1% of our assets.

PORTFOLIO FINANCE

    We provide funding to regional and national borrowers who own multiple facilities in geographically diverse portfolios. Loans are cross-collateralized to give us the benefit of all available collateral and underwritten to recognize inherent portfolio diversification. Property types include multifamily, suburban office, hotels and other property types where individual property values are less than $20 million on average. Loan terms are structured to meet the specific requirements of the borrower and typically range in size from $25 million to $150 million. Our portfolio finance transactions have maturities generally ranging from three to ten years. As of June 30, 2002, based on gross carrying values, our portfolio finance assets represented 8.7% of our assets.

CORPORATE TENANT LEASING

    We provide capital to corporations and borrowers who control facilities leased to single creditworthy tenants. Our net leased assets are generally mission-critical headquarters or distribution facilities that are subject to long-term leases with rated corporate tenants, and which provide for all expenses at the property to be paid by the corporate tenant on a triple net lease basis. Corporate tenant lease transactions have terms generally ranging from ten to 20 years and typically range in size from $20 million to $150 million. As of June 30, 2002, based on gross carrying values, our corporate tenant lease assets represented 40.7% of our assets.

    We pursue the origination of corporate tenant lease transactions by structuring purchase/ leasebacks and by acquiring facilities subject to existing long-term net leases. In a purchase/leaseback transaction, we purchase the property from the corporate tenant and lease it back to the tenant on a triple-net basis. The purchase/ leaseback structure allows the corporate customer to reinvest the proceeds from the sale of its facilities into its core business, while we capitalize on our structured financing expertise.

    Our corporate tenant lease investments primarily represent a diversified portfolio of mission-critical headquarters or distribution facilities subject to net lease agreements with creditworthy corporate tenants. By "mission-critical" we mean the tenant views our facility as being of strategic and operational importance to its business activities. In our experience, tenants tend to first vacate and reject leases on their non-core facilities when they experience financial distress, but continue to occupy and remain current on their lease payments for mission-critical facilities because these facilities are needed to continue to run the business. The corporate tenant lease investments we target generally involve: (1) high-quality, general-purpose real estate with residual values that represent a discount to current market values and replacement costs; and (2) corporate tenants that are established companies with stable core businesses or market leaders in growing industries with investment-grade credit strength or appropriate credit enhancements if corporate credit strength is not sufficient.

    Since acquiring our leasing subsidiary in November 1999, we have increased the weighted average lease term of our corporate tenant lease assets from 5.6 to
9.6 years. During that time we have also executed over 15.4 million square feet of new and renewal leases in 125 total transactions with a weighted average lease term of 13.5 years. Throughout this leasing activity, we have emphasized early lease renewals. Of the 3.9 million square feet of leases renewed since June 1999, approximately 1.8 million square feet (46%) represented early renewals where there were more than 12 months left on the primary lease term. As of June 30, 2002, our corporate tenant lease portfolio was 97.0% leased.

    As of June 30, 2002, we had more than 170 corporate customers operating in more than 22 different Standard Industrial Classification codes, including aerospace, energy, financial services, healthcare, hospitality, technology, government services, manufacturing and telecommunications. These customers include well-recognized national and international companies, such as Accenture Ltd., Federal Express, IBM, Nike, Nokia Corporation, Northrop Grumman, Verizon, Volkswagen of America and Wells Fargo Bank.

    The table below summarizes our corporate tenant lease customers by Standard Industrial Classification code as of June 30, 2002 (by gross carrying value).

                           CTL PORTFOLIO BY SIC CODE

                                   [GRAPHIC]

    The table below illustrates our corporate tenant lease expirations as of June 30, 2002.

                               LEASE EXPIRATIONS

                                                      ANNUALIZED SECOND QUARTER   % OF ANNUALIZED
                                                            2002 EXPIRING         SECOND QUARTER
                                   NUMBER OF LEASES   OPERATING LEASE REVENUES         2002
YEAR OF LEASE EXPIRATION               EXPIRING           ($ IN THOUSANDS)         TOTAL REVENUE
------------------------           ----------------   -------------------------   ---------------
2002.............................          9                    $4,754                  0.9%

2003.............................         18                    12,211                  2.3%

2004.............................         25                    24,039                  4.5%

2005.............................         17                    15,375                  2.9%

2006.............................         30                    29,158                  5.5%

2007.............................         22                    20,278                  3.8%

2008.............................          8                     9,436                  1.8%

2009.............................         16                    17,228                  3.3%

2010.............................          5                     6,222                  1.2%

2011.............................          4                     1,880                  0.4%

2012 and thereafter..............         36                   126,112                 23.9%
                                         ---                  --------                 ----

Total............................        190                  $266,693                 50.5%
                                         ===                  ========                 ====

CORPORATE FINANCE

    We provide senior and subordinated capital to corporations engaged in real estate or real estate-related businesses. Financings may be either secured or unsecured and typically range in size from $20 million to $150 million. Our corporate finance transactions have maturities generally ranging from five to ten years. As of June 30, 2002, based on gross carrying values, our corporate finance assets represented 13.6% of our assets.

LOAN ACQUISITION

    We acquire whole loans and loan participations which present attractive risk-reward opportunities. Loans are generally acquired at a small discount to the principal balance outstanding. Loan acquisitions typically range in size from $5 million to $100 million and are collateralized by all major property types. Our loan acquisition transactions have maturities generally ranging from three to ten years. As of June 20, 2002, based on gross carrying values, our loan acquisition assets represented 9.8% of our assets.

                                  OUR STRATEGY

    Our objective is to deliver superior risk-adjusted returns on equity to our stockholders by providing innovative and value-added financing solutions to our customers. We believe we have established a market leadership position for highly structured mortgage, corporate and mezzanine financing backed by high-quality commercial real estate nationwide. We deliver customized financial products to sophisticated real estate borrowers and corporate customers who require a high level of creativity and service. Our ability to provide value-added financial solutions has consistently enabled us to realize margins and returns on capital that are more attractive than those earned by many other commercial real estate lenders.

INVESTMENT STRATEGY

    In order to accomplish our objective, we have implemented the following investment strategy:

    - We focus on the origination of structured mortgage, corporate and lease financings backed by high-quality commercial real estate assets located in major U.S. metropolitan markets.

    - We offer sophisticated borrowers and corporate customers added value in the form of specific lending expertise, flexibility, certainty and post-closing support.

    - We seek to develop direct relationships with borrowers and corporate tenants as opposed to sourcing transactions through intermediaries.

    - We avoid businesses in which there is significant direct competition from other providers of capital.

    - We take advantage of market anomalies in the real estate financing markets when we believe credit is mispriced by other providers of capital, such as the spread between lease yields and the yields on corporate tenants' underlying credit obligations.

    - We stress test potential investments for adverse economic and real estate market conditions.

    We source our investment transactions from our existing relationships with real estate owners, through other direct relationships within the real estate and corporate finance communities, and from other capital providers and advisors who refer customers to us. We also utilize information obtained from our risk management group to generate leads on potential investment opportunities. We have completed nearly $2.8 billion of financing transactions with borrowers who have sought our expertise more than once.

    We discuss and analyze investment opportunities during regular weekly meetings which are attended by all of our investment professionals, as well as representatives from our legal, risk management and capital markets areas. We have developed a process for screening potential investments called the Six Point Methodology(sm). The Six Point Methodology(sm) reflects the six fundamental criteria by which we evaluate an investment opportunity prior to beginning our formal underwriting and commitment process.

                         THE SIX POINT METHODOLOGY(SM)

    - First, we evaluate the source of the opportunity. We prefer opportunities where we have a direct relationship with the customer or an intermediary who has worked with us before, because we believe that such relationships enable us to add more value to a transaction.

    - Second, we evaluate the quality of the collateral or corporate credit, as well as its market or industry dynamics.

    - Third, we evaluate the equity or corporate sponsor, including factors such as its reputation, financial strength and commitment to the collateral.

    - Fourth, we determine whether we can implement an appropriate legal and financial structure for the transaction given its risk profile, including our ability to control the collateral under various circumstances.

    - Fifth, we perform an alternative investment test. If we believe that we can earn a better risk-adjusted return in a comparable asset class or different part of the customer's capital structure, then the proposed investment will score poorly in this category.

    - Sixth, we evaluate the liquidity of the investment and our ability to match fund the asset. A security that is too highly structured is less desirable because it may limit our ability to obtain appropriately priced financing for the asset, or our ability to sell it if we ever so desire.

    We have an intensive underwriting process in place for all potential investments. This process provides for comprehensive feedback and review by all the disciplines within our company, including investments, credit, risk management, legal/structuring and capital markets. Participation is encouraged from all professionals throughout the entire origination process, from the initial consideration of the opportunity, through the Six Point Methodology(sm) and into the preparation and distribution of a comprehensive memorandum for our internal and Board of Directors investment committees.

    Commitments of less than $30 million require the unanimous consent of our internal investment committee, consisting of senior management representatives from each of our key disciplines. For commitments between $30 million and $50 million, the further approval of our Board of Directors' investment committee is also required. All commitments of $50 million or more must be approved by our full Board of Directors.

RISK MANAGEMENT

    In addition to mitigating risk through the careful underwriting and structuring of our investments, we further pro-actively manage risk by:
(1) generating, analyzing and distributing information on-line to all our employees about our collateral and our customers on a continuous, real-time basis; (2) holding weekly company-wide meetings to identify and address risk management issues; (3) applying a comprehensive risk rating process;
(4) establishing loan loss reserves and asset impairment procedures; and
(5) managing our assets and liabilities through match funding. We believe these risk management measures enable us to effectively manage our asset base and minimize our risk of loss. More than 50 of our approximately 140 employees are dedicated to our risk management platform.

COLLATERAL AND CUSTOMER MONITORING

    We have comprehensive real-time risk management systems that enable us to pro-actively monitor the performance of our asset base and to quickly identify and address potential issues with any of our assets. Risk management information, which is generated from numerous collateral-level controls, extensive customer reporting requirements and on-site asset monitoring programs, is accessible to all our employees nationwide via computer.

    Our comprehensive risk management systems require the active participation of each of our senior professionals and other employees within our regional office infrastructure. Every employee nationwide has access, via our computer network, to various risk management reports which provide real-time information regarding the performance of our asset base. These reports, which are continually updated as new customer information is received, are based on information that is: (1) required to be provided by our customers;
(2) generated by our risk management professionals; and (3) obtained from the public domain. Examples of risk management reports include daily payment reports, monthly covenant reviews, monthly reserve balance reports, monthly budget-versus-actual analyses of collateral and corporate customer performance, leasing activity reports and quarterly risk ratings reviews. This process ensures that risk management issues are quickly identified and that decisions are based on the most current information available.

    iStar Asset Services, or "iSAS," our rated loan servicing subsidiary, and iStar Real Estate Services, or "iRES," our corporate tenant lease asset management division, are critical to our asset and customer monitoring efforts. Together, they are principally responsible for managing our asset base, including monitoring our customers' compliance with their respective loan and leasing agreements, collecting customer payments, and efficiently analyzing and distributing customer performance information throughout our company on a real-time basis. iSAS and iRES provide daily information on the performance and condition of our asset base. iSAS is currently rated "above average" by Standard & Poor's and CMS3+ by Fitch as a master servicer. In addition to servicing our asset base, iSAS also provides loan servicing to third-party institutional owners of loan portfolios.

    Our loan customers are required to comply with periodic covenant tests, and typically must submit extensive collateral performance information such as monthly operating statements and operating budgets. We also may require customers to deposit cash into escrow accounts to cover major capital expenditures, such as expected re-tenanting costs, and we typically require approval rights over major decisions impacting collateral cash flows. In many cases, collateral cash receipts must be deposited into lock-box bank accounts that we control. We then distribute the net cash, after our debt service, to our customers.

    We furnish on-site asset management services for most of our corporate tenant lease customers, providing us with daily information regarding the condition of our assets. In addition, we have a formal annual inspection program that ensures that our corporate tenant lease customers are complying with their lease terms. Customer lease payments are deposited directly into lock-box accounts managed by our treasury group, and corporate customers are required to submit financial statements on a regular basis to our corporate credit professionals. In addition, our risk management group monitors the wire services for important news on our customers, including press releases, earnings announcements, credit ratings changes, research reports relating to our corporate customers and local market conditions, and distributes this information via email to all of our employees. All new corporate tenant leases must be approved by our Chief Operating Officer who evaluates, with the assistance of our credit professionals, the creditworthiness and appropriate security, if any, required by us.

WEEKLY RISK MANAGEMENT MEETINGS

    We hold weekly company-wide meetings to identify current issues, and conduct monthly meetings to review actual collateral performance compared to our customers' budgets. During the weekly meetings, our regional offices connect via videoconference with our headquarters and we review asset-specific issues in detail. At these meetings, we develop an action plan to resolve any issues which arise. We also conduct systematic, asset-specific reviews of both our loan and corporate tenant lease assets on a quarterly basis, as discussed below.

RISK RATING PROCESS

    We have a comprehensive risk rating process that enables us to evaluate, monitor and pro-actively manage asset-specific credit issues and identify credit trends on a portfolio-wide basis. We conduct a detailed credit review of each asset on a quarterly basis, and we assign individual risk ratings to each asset ranging from "one" to "five." Attendance is mandatory for all of our professionals, including those in our regional offices. A "one" indicates superior credit quality, a "two" signifies better than average credit quality, a "three" serves as an average rating, a "four" indicates that management time and attention is required for the asset, and a "five" denotes a problem asset with potential principal risk to us. In addition to the ratings system, we maintain a "watch list" of assets which are generally rated "four," but which require highly pro-active asset management to preserve their current ratings. Each newly-originated loan asset is typically assigned an initial rating of "three," or average.

    Risk ratings provide a common language and uniform framework by which we can discuss and evaluate risk and relative levels of risk across our asset base. This is our primary early warning system and provides us with a means of identifying assets that warrant a greater degree of monitoring and senior management attention. In addition, this process provides a useful forum to identify assets or markets that may offer opportunities for new business. Lastly, the risk ratings process serves as a basis for determining our quarterly loan loss provision and evaluating the adequacy of our reserves.

    Based upon our second quarter 2002 review, the weighted average risk rating of our loan assets and corporate tenant lease assets was 2.74 and 2.76, respectively.

                         WEIGHTED AVERAGE RISK RATINGS

                                   [GRAPHIC]

    We consider several primary variables in determining which rating to assign to an asset. For our loans, the seven primary risk attributes are:

    - Trailing and projected collateral operating performance and debt service coverage ratios.

    - Current and estimated loan-to-value ratios.

    - Local and regional economic and real estate market trends.

    - Loan structure.

    - Collateral condition, location and marketability.

    - Borrower's source of repayment funds or ability to refinance or sell the collateral.

    - Borrower financial strength, quality of sponsorship and capital commitment to the collateral.

    For our corporate tenant leases, the five primary risk attributes are:

    - Corporate tenant credit and industry dynamics.

    - Remaining lease term.

    - Property condition, location and marketability.

    - Local and regional economic and real estate market trends.

    - Our book basis in the asset.

CREDIT LOSS RESERVE POLICY AND ASSET IMPAIRMENT PROCEDURES

    Our policy for establishing loan loss reserves and our asset impairment procedures are consistent with established accounting standards. Our reserve levels reflect our judgment of loss potential and are evaluated based upon the quarterly risk rating review process. The overall factors in this evaluation include:

    - General economic conditions.

    - General loss trends in the industry, including comprehensive, long-term data on commercial mortgage delinquencies and loss severities tracked by the American Council of Life Insurers and a number of academic studies.

    - The size, diversity and geographic concentration of our asset base.

    In addition to our general loan loss reserves, we also have asset-specific credit protection, including cash reserve accounts, cash deposits and letters of credit which totaled $165.2 million for our loan assets as of June 30, 2002. Where appropriate, we typically require this incremental credit protection to be funded and/or posted at the closing of a transaction in accounts in which we have a security interest. As of June 30, 2002, accumulated loan loss reserves and other asset-specific credit protection represented an aggregate of approximately 6.5% of the gross book value of our loans.

    We have never realized a loss of principal or interest on any loan investment we have funded. As of June 30, 2002, we had only two assets on non-accrual status with an aggregate gross book value of $5.6 million (0.11% of the gross book value of our investments). Each of the loans on non-accrual status remains current on its debt service payments to us.

    As required under generally accepted accounting principles, we accumulate depreciation against our CTL assets, which reduces our book basis in those assets relative to our original purchase price. In addition, where appropriate, we also require certain CTL customers to post additional security for their lease obligations in the form of cash deposits and/or letters of credit. These cash deposits and letters of credit, which serve as additional asset-specific credit protection for our CTL assets, totaled $83.8 million as of June 30, 2002. In aggregate, cash deposits, letters of credit and accumulated depreciation relating to corporate tenant lease assets represented 9.4% of the gross book value of our corporate tenant lease assets at that date.

ASSET/LIABILITY MANAGEMENT

    Our objective is to match fund our liabilities and assets with respect to maturities and interest rates. This means that we seek to match the maturities of our financial obligations with the maturities of our investments. Match funding allows us to reduce the risk of having to refinance our liabilities prior to the maturity of our assets. In addition, we match fund interest rates with like-kind debt (i.e., fixed-rate assets are financed with fixed-rate debt, and floating-rate assets are financed with floating-rate debt), through the use of hedges such as interest rate swaps, or through a combination of these strategies. This allows us to reduce the impact of changing interest rates on our earnings. Our objective is to limit volatility from a 100 basis point move in short-term interest rates to no more than 2.5% of annual adjusted earnings per share. As of June 30, 2002, a 100 basis point change in short-term interest rates would have a 1.6% impact on our second quarter adjusted earnings per share.

FINANCING STRATEGY

    Our financing strategy revolves around three primary principles that are key to our business model:

    - Maintain significantly lower leverage than other commercial finance companies and a large tangible equity capital base.

    - Develop a deep and broad array of capital sources from a diversified group of debt and equity providers in order to insulate our business from potential fluctuations in the availability of capital.

    - Match fund our liabilities and assets to minimize the risk that we have to refinance our liabilities prior to the maturities of our assets and to reduce the impact of changing interest rates on our earnings.

LOWER LEVERAGE AND A LARGE TANGIBLE EQUITY CAPITAL BASE.

    Our business model is premised on operating at significantly lower leverage and maintaining a larger tangible equity capital base than many other commercial finance companies. At June 30, 2002, our consolidated debt-to-book equity ratio was 1.7x. We target a maximum consolidated debt-to-book equity ratio of 2.0x, and believe that this is the appropriate leverage level for our business model.

ACCESS TO A DEEP AND BROAD ARRAY OF RELIABLE CAPITAL SOURCES.

    We seek to develop a deep and broad array of reliable debt and equity capital sources to fund our business. Accordingly, we maintain a diverse range of short-and long-term financing sources from both the secured and unsecured lending and capital markets. We also believe that our track record as a private and public company and our investor base, comprised of leading institutional investors and high net worth individuals, will enable us to continue to access the public and private equity capital markets.

    As of September 30, 2002, we had $2.4 billion of committed total capacity under our secured credit facilities. We primarily use our secured facilities to initially fund our investments prior to seeking match funded, long-term financing sources. Our secured facilities bear interest rates ranging from LIBOR plus 1.40% to LIBOR plus 2.25%, and have final maturities, including extension options, ranging from August 2003 to September 2005.

    At September 30, 2002, we maintained unsecured lending relationships with a number of leading commercial banks and had $300.0 million of committed total capacity under our unsecured facility. We primarily use our unsecured facility for working capital purposes and as of September 30, 2002, we had no amounts outstanding under this facility. We also had $625.0 million of long-term corporate unsecured debt outstanding at that date.

MATCH FUNDING

    We primarily execute our match funding strategy through our own proprietary matched funding program, iStar Asset Receivables or "STARs(sm)," as well as through term lending relationships with approximately 12 large financial institutions. Using STARs(sm), we can access the securitized debt markets by issuing investment-grade rated securities collateralized by pools of our structured finance and corporate tenant lease assets. The STARs(sm) bond maturities match the maturities of the underlying collateral, thereby eliminating refinancing risk. We continue to service the assets in the collateral pool through our loan servicing subsidiary, iStar Asset Services. Because STARs(sm) is an on-balance sheet financing program, we recognize no gain on sale in our financial statements when utilizing this vehicle.

    We completed our latest STARs(sm) transaction in May 2002, and issued approximately $900 million of investment-grade rated bonds backed by approximately $1.1 billion of collateral. The weighted average interest rate on the offered bonds, expressed on an all-floating rate basis, was approximately LIBOR + 56 basis points. The proceeds from this transaction were used to repay outstanding borrowings under our credit facilities and our first STARs transaction.

    We believe that the STARs(sm) program provides us significantly more flexibility in managing our collateral and match funding our liabilities and assets than other securitization structures, and that both the strong performance of our initial STARs(sm) transaction and execution of our second STARs(sm) transaction should positively impact future debt issuances under this program. In addition, we view the securitized debt markets as a very reliable source of debt capital, even when macroeconomic conditions make other lending markets unavailable or unattractive. As of September 30, 2002, we had $877.8 million of STARs(sm) bonds outstanding.

    We also use term debt to match fund our investments, and we maintain term lending relationships with approximately 12 major commercial banks and insurance companies. As part of these term lending relationships, we have developed an innovative debt facility with a commercial bank that match funds certain of our corporate finance investments. We believe that the STARs(sm) program and our relationships with various term lenders provide us with a reliable, cost-effective and diverse source of capital for match funding our liabilities and assets. As of September 30, 2002, we had 17 individual term loans with a total outstanding balance of $639.0 million.

                  COMMON STOCK PRICE AND DIVIDEND PERFORMANCE

    The high and low sales prices per share and the dividends paid or declared by us on our common stock are each set forth below for the quarters indicated.

                                                             PRICE RANGE OF OUR
                                                                COMMON STOCK
                                                             -------------------
QUARTERLY PERIOD ENDED                                         HIGH       LOW      DIVIDEND/SHARE
----------------------                                       --------   --------   --------------
2000:
March 31, 2000.............................................  $18.7500   $16.6250      $  0.60
June 30, 2000..............................................  $20.9375   $17.3750      $  0.60
September 30, 2000.........................................  $22.4375   $20.2500      $  0.60
December 31, 2000..........................................  $21.6250   $19.0625      $  0.60
2001:
March 31, 2001.............................................  $25.7000   $19.1875      $0.6125
June 30, 2001..............................................  $28.2000   $22.7400      $0.6125
September 30, 2001.........................................  $28.4600   $22.4900      $0.6125
December 31, 2001..........................................  $26.0500   $23.0100      $0.6125
2002:
March 31, 2002.............................................  $28.9000   $24.5900      $  0.63
June 30, 2002..............................................  $31.4500   $28.5000      $  0.63
September 30, 2002.........................................  $29.5500   $25.3000      $  0.63
Through November 5, 2002...................................  $28.4000   $25.9000

                                   MANAGEMENT

    The following table sets forth the names and the positions of our senior officers:

NAME                                                              TITLE
----                                   ------------------------------------------------------------
Jay Sugarman.........................  Chairman and Chief Executive Officer
Spencer B. Haber.....................  President and Director
Timothy J. O'Connor..................  Chief Operating Officer
Catherine D. Rice....................  Chief Financial Officer
Daniel S. Abrams.....................  Executive Vice President--Investments
Roger M. Cozzi.......................  Executive Vice President--Investments
Jeffrey R. Digel.....................  Executive Vice President--Investments
R. Michael Dorsch, III...............  Executive Vice President--Investments
Barclay G. Jones, III................  Executive Vice President--Investments
H. Cabot Lodge, III..................  Executive Vice President--Investments and Director
Nina B. Matis........................  Executive Vice President and General Counsel
Diane Olmstead.......................  Executive Vice President--Investments
Barbara Rubin........................  President--iStar Asset Services, Inc.
Steven R. Blomquist..................  Senior Vice President--Investments
Jeffrey N. Brown.....................  Senior Vice President--Risk Management
Chase S. Curtis, Jr..................  Senior Vice President--Credit
Geoffrey M. Dugan....................  Senior Vice President--Human Resources and Assistant General
                                       Counsel
Peter K. Kofoed......................  Senior Vice President--Risk Management
John F. Kubicko......................  Senior Vice President--Risk Management
Andrew C. Richardson.................  Senior Vice President--Capital Markets
Steven B. Sinnett....................  Senior Vice President--Capital Markets
Elizabeth B. Smith...................  Senior Vice President--Risk Management

SENIOR MANAGEMENT

    JAY SUGARMAN is Chairman of the Board and Chief Executive Officer of iStar Financial. Mr. Sugarman has served as a director of iStar Financial (and its predecessor) since 1996 and Chief Executive Officer since 1997. Under
Mr. Sugarman's leadership, iStar Financial has become a leading provider of structured financial solutions to high-end private and corporate owners of real estate in the United States. Previously, Mr. Sugarman was president and co-general partner of Starwood Mezzanine Investors, L.P., a private investment partnership specializing in structured real estate finance. Prior to forming Starwood Mezzanine, Mr. Sugarman managed diversified investment funds on behalf of the Burden family, a branch of the Vanderbilt family, and the Ziff family. While in that position, he was jointly responsible for the formation of Starwood Capital and the formation of HBK Investments, one of the nation's largest convertible arbitrage trading operations. He received his undergraduate degree SUMMA CUM LAUDE from Princeton University, where he was nominated for valedictorian and received the Paul Volcker Award in Economics, and his M.B.A. with high distinction from Harvard Business School, graduating as a Baker Scholar and recipient of the school's academic prizes for both finance and marketing. Mr. Sugarman is a director of WCI Communities, Inc., a residential developer in South Florida.

    SPENCER B. HABER is President and a director of iStar Financial. Mr. Haber has served as a director of iStar Financial since June 1999 and its President since June 2001, having also served as Chief Financial Officer between June 1998 and November 2002. Mr. Haber maintains oversight responsibility for iStar Financial's capital-raising initiatives and external communications and has primary responsibility for overall corporate business development, including mergers and acquisitions. Mr. Haber also sits on iStar Financial's internal and Board Investment Committees. Prior to joining iStar Financial, Mr. Haber was a senior member of Lehman Brothers' global real estate group and was responsible for that firm's real estate mergers and acquisitions business. In addition to his M&A role, Mr. Haber maintained primary client coverage responsibilities in raising equity and debt capital for a wide range of public and private companies, participating in more than $10 billion of transactions. Before Lehman Brothers, Mr. Haber was a member of Salomon Brothers' real estate investment banking unit. At Salomon Brothers, Mr. Haber participated in that firm's principal and advisory real estate activities. Prior to Salomon Brothers, Mr. Haber worked for MIG Capital Management, a joint venture of MIG Companies, a domestic real estate pension fund advisor, and Charterhouse Inc., a British merchant bank. Mr. Haber holds a B.S. degree in economics SUMMA CUM LAUDE, and an M.B.A. from the Wharton School, where he graduated a Palmer Scholar. He is a member of the Urban Land Institute, and sits on the board of directors of Capital Thinking Inc., a software provider to the financial services industry.

    TIMOTHY J. O'CONNOR has served as Chief Operating Officer of iStar Financial (and its predecessor) since March 1998 and Executive Vice President since
March 2000. Mr. O'Connor is responsible for developing and managing iStar Financial's risk management and due diligence operations, participating in the evaluation and approval of new investments and coordinating iStar Financial's information systems. Previously, Mr. O'Connor was a vice president of Morgan Stanley & Co. responsible for the performance of more than $2 billion of assets acquired by the Morgan Stanley Real Estate Funds. Prior to joining Morgan Stanley, Mr. O'Connor was a vice president of Greystone Realty Corporation involved in the firm's acquisition and asset management operations. Previously, Mr. O'Connor was employed by Exxon Co. USA in its real estate and engineering group. Mr. O'Connor is a former vice president of the New York City/Fairfield County chapter of the National Association of Industrial and Office Parks.
Mr. O'Connor received a B.S. degree from the United States Military Academy at West Point and an M.B.A. from the Wharton School.

    CATHERINE D. RICE has served as Chief Financial Officer of iStar Financial since November 2002. Ms. Rice is responsible for managing all of the iStar Financial's capital raising initiatives, financial reporting and investor relations activities, as well as overseeing all other finance, treasury and accounting functions. Prior to joining iStar Financial, Ms. Rice served as managing director in both the financial sponsors group and the real estate investment banking group of Banc of America Securities. Prior to Bank of America, Ms. Rice was a managing director at Lehman Brothers, where she was responsible for the firm's West Coast real estate investment banking effort. She spent the first ten years of her career at Merrill Lynch in its real estate investment banking group. Ms. Rice has over 16 years of experience in the public and private capital markets, and has been involved in over $15 billion of capital-raising and financial advisory transactions, including public and private debt and equity offerings, mortgage financings, merger and acquisition assignments, leveraged buyouts, asset dispositions, debt restructurings and rating advisory assignments. Ms. Rice received a bachelor degree from the University of Colorado and an M.B.A from Columbia University.

    DANIEL S. ABRAMS has served as an Executive Vice President--Investments of iStar Financial since November 2001. Previously, Mr. Abrams was a founding principal of Citadel Realty Group, LLC, a New York based boutique investment bank specializing in advisory work and debt and equity placements for all forms of commercial real estate properties and companies in North America and Europe. Prior to forming Citadel, Mr. Abrams was a managing director at Donaldson, Lufkin and Jenrette, where he was responsible for the hospitality and leisure practice, focusing on debt originations, equity offerings and advisory assignments to public and private companies in that area. Before DLJ, Mr. Abrams was a managing director and the head of the Hospitality Finance Group of Nomura Capital. While at Nomura Capital, Mr. Abrams led the financing of over $6.5 billion in the hospitality sector and over $600 million in the office, multifamily and retail sectors. Before joining Nomura Capital in 1993, Mr. Abrams had been a partner at Rosenman & Colin, a major New York City law firm. He received an LL.M. in Taxation from the New York University of Law; a JD from the National Law Center of the George Washington University, where he was editor-in-chief of the Law Review; and a B.S. in Economics from the Wharton School. He has served as a member of the American Hotel & Lodging Association's Industry Real Estate Finance Advisory Council (IREFAC) and the ULI's Hotel Development Council.

    ROGER M. COZZI has served as an Executive Vice President--Investments of iStar Financial since January 2002 and is co-head of our internal Investment Committee. Since joining iStar Financial and its predecessor in 1995, Mr. Cozzi has been responsible for the origination of structured financing transactions and has successfully closed over $1 billion of first mortgage, mezzanine and corporate finance investments. From 1995 to 1998, Mr. Cozzi was an investment officer at Starwood Mezzanine Investors, L.P. and Starwood Opportunity Fund IV, two private investment funds that specialized in structured real estate finance and opportunistic equity investments. Prior to joining Starwood, Mr. Cozzi spent three years at Goldman, Sachs & Co. While at Goldman Sachs, he spent two years in the real estate department, where he focused on securitizing and selling investment grade and non-investment grade securities backed by pools of commercial mortgages, evaluating performing commercial mortgage loans for potential principal investment by the Whitehall funds and consulting large corporate tenants on lease alternatives. After two years in real estate, Mr. Cozzi transferred into the investment management industry group, where he worked on several merger transactions, created a conduit to lend directly to mutual funds, and helped create a vehicle to securitize 12b-1 financing fees. Mr. Cozzi graduated magna cum laude from the Wharton School with a Bachelor of Science degree in Economics (with concentrations in Finance and Entrepreneurial Management).

    JEFFREY R. DIGEL has served as an Executive Vice President--Investments of iStar Financial since March 2000 and is co-head of our internal Investment Committee. Prior to that, he was Senior Vice President--Investments since
May 1998. Mr. Digel is responsible for the origination of new structured financing transactions, focusing on iStar Financial's financial institution and loan correspondent relationships. Previously, Mr. Digel was a vice president-mortgage finance at Aetna Life Insurance Company responsible for commercial mortgage securitizations, management of Aetna's mortgage correspondent network, management of a $750 million real estate equity portfolio for Aetna's pension clients and origination of new equity investments. Prior to joining Aetna, Mr. Digel was a member of Hart Advisors, responsible for the development and supervision of the portfolio, asset management and client communications functions for Hart's real estate pension advisory business. In addition, Mr. Digel is a member of the Mortgage Bankers Association and the International Council of Shopping Centers. Mr. Digel received a B.A. degree from Middlebury College and an M.M. from Northwestern University.

    R. MICHAEL DORSCH, III has served as an Executive Vice President--Investments of iStar Financial since March 2000, focusing on our corporate tenant leasing business. Prior to joining iStar Financial, Mr. Dorsch was a principal of ACRE Partners LLC, a privately held firm focused on providing public and private corporations with highly-structured, value-added financing solutions for their corporate real estate facilities. Mr. Dorsch was a founder and managing partner of Corporate Realty Capital, a Boston-based real estate investment bank from 1990 to 1997. CRC was formed as an affiliate of Corporate Property Investors and focused on originating, structuring and financing net lease transactions. Prior to the formation of CRC, Mr. Dorsch was a partner in a Boston-based real estate development, ownership and management concern. From 1984 to 1986, Mr. Dorsch was a vice president of Winthrop Financial Associates, private real estate syndication, where he structured and placed equity interests in transactions capitalized at over $1 billion. Mr. Dorsch graduated with a Sc.B. in Mechanical Engineering from Brown University and earned honors while receiving an M.B.A. from Harvard Business School.

    BARCLAY G. JONES, III has served as an Executive Vice President--Investments of iStar Financial since March 2000, focusing on our corporate tenant leasing business. Prior to joining iStar Financial, Mr. Jones was a principal of ACRE Partners LLC, a privately held firm focused on providing public and private corporations with highly-structured, value-added financing solutions for their corporate real estate facilities. Prior to that, Mr. Jones served in a variety of capacities, including vice chairman and chief acquisitions officer, for W.P. Carey & Co., Inc. from 1982 to 1998. During that period, Mr. Jones was responsible for originating in excess of $2 billion of sale-leaseback financings and over $1 billion of mortgage placements. During his tenure at W.P. Carey, the firm grew from fewer than ten employees to over 70, and from approximately
$100 million in assets to over $2.5 billion. Mr. Jones holds a B.S. degree in economics from the Wharton School.

    H. CABOT LODGE, III has served as a director and an Executive Vice President--Investments of iStar Financial since March 2000, and maintains primary responsibility for jointly overseeing iStar Financial's corporate tenant lease investment activity. Prior to joining iStar Financial, Mr. Lodge was a founder and principal of ACRE Partners LLC, a privately held firm focused on providing public and private corporations with highly structured, value-added financing for their corporate real estate facilities. Mr. Lodge served as chairman of Superconducting Core Technologies, Inc., a wireless communications company from 1995 to 1997, and prior to that was managing director and co-head of investments for W.P. Carey & Co., Inc. from 1983 to 1995. Mr. Lodge is a director of Meristar Hospitality Corporation, High Voltage Engineering Corporation and TelAmerica Media, Inc. Mr. Lodge graduated with honors from Harvard College and received his M.B.A. from Harvard Business School.

    NINA B. MATIS has served as General Counsel of iStar Financial (and its predecessor) since 1996 and Executive Vice President since November 1999.
Ms. Matis is responsible for legal, tax, structuring and regulatory aspects of iStar Financial's operations and investment and financing transactions.
Ms. Matis is a partner in the law firm of KMZ Rosenman, one of our principal outside law firms. From 1984 through 1987, Ms. Matis was an adjunct professor at Northwestern University School of Law where she taught real estate transactions. Ms. Matis is a director of New Plan Excel Realty Trust, Inc. and a member of the American College of Real Estate Lawyers, Ely Chapter of Lambda Alpha International, the Chicago Finance Exchange, the Urban Land Institute, REFF, the Chicago Real Estate Executive Women, The Chicago Network and The Economic Club of Chicago, and she is listed in both The Best Lawyers of America and Sterling's Who's Who. Ms. Matis received a B.A. degree, with honors, from Smith College and a J.D. degree from New York University School of Law.

    DIANE OLMSTEAD has served as an Executive Vice President--Investments of iStar Financial in our San Francisco office since September 2000, and is responsible for the origination of new financing transactions. Prior to joining us, Ms. Olmstead was executive vice president of institutional ventures for Redbricks.com, an Internet start-up focused on the commercial real estate market. Previously, Ms. Olmstead was a partner at Arthur Andersen where she founded and ran the real estate capital markets (RECM) group for the western region. The RECM group executed private equity and debt placements, portfolio and company sales, REIT IPO advisory and M&A transactions in excess of $4.7 billion. Ms. Olmstead is a graduate of SUNY at Buffalo with a B.A. in English. She is a member of Urban Land Institute and National Association of Industrial and Office Park Owners, Fisher Center For Real Estate and Urban Economics Policy Advisory Board, Lambda Alpha and Mortgage Bankers Association.

    BARBARA RUBIN is President of iStar Asset Services, Inc., our Hartford-based loan asset management and servicing operation. She has more than 20 years of real estate investment experience, including loan and real estate equity origination, portfolio management, loan servicing, and capital markets activities. Prior to joining iStar Financial, Ms. Rubin was president and chief operating officer of Phoenix Realty Securities, Inc., a real estate advisory operation which managed portfolios of real estate securities (including mortgage loan investments and real estate equity securities). She is currently Chair of the Connecticut Health and Education Facilities Authority, a member of the Board of Governors of the Mortgage Bankers Association and a member of the Board of Commercial Mortgage Securities Association. Ms. Rubin received a B.A. from Williams College and an M.B.A. from the University of Connecticut.

    STEVEN R. BLOMQUIST has served as Senior Vice President--Investments of iStar Financial since September 1998. Mr. Blomquist is responsible for the origination and acquisition of new financings with borrowers in the Phoenix Home Life-serviced mortgage loan portfolio and related loan correspondents. He also shares responsibility in managing several of iStar Financial's relationships with financial institutions and other loan correspondents. Mr. Blomquist has over 16 years of loan origination and investment management experience. Previously, Mr. Blomquist was executive vice president and chief investment officer of Phoenix Realty Securities, a Phoenix Home Life subsidiary specializing in providing real estate securities investment advisory services. Mr. Blomquist directed the origination of over $1.5 billion of mortgage loans and maintains strong correspondent and borrower relations. Prior to his current position, Mr. Blomquist was responsible for the debt and equity management of a $750 million Phoenix Home Life portfolio in the Western United States.
Mr. Blomquist is a member of the Mortgage Bankers Association, and received both his bachelors degree and an M.B.A. from the University of Connecticut.

    JEFFREY N. BROWN has served as Senior Vice President--Risk Management of iStar Financial since October 2000. Prior to that, he was Vice President--Risk Management since November 1999. Previously, he served as a vice president at TriNet. Mr. Brown is responsible for our East Region corporate tenant lease assets, including lease negotiations, corporate-level customer relations, lease compliance, portfolio-level analysis and reporting and market research activities. Mr. Brown's prior professional experience includes director of property management for Insignia Commercial Group (San Francisco), regional director (West Coast) with PM Realty Group and various project/property management positions with Eastover Corporation. Mr. Brown holds a B.S. degree from Millsaps College, Jackson, Mississippi.

    CHASE S. CURTIS, JR. has served as a Senior Vice President--Credit of iStar Financial since June 2001, and is responsible for coordinating the initial and on-going underwriting of corporate credit, with a particular emphasis on corporate tenant risk assessment. He joined iStar Financial from Bank of

America following a 16-year career in credit risk management and structured corporate finance. Immediately prior to joining iStar Financial, he was senior vice president and chief credit officer of Bank of America Commercial Finance responsible for its credit approvals, risk policy and risk process controls. Prior to that, he spent three years in Hong Kong as an executive credit risk review officer overseeing portfolio and transactional risk assessments across Asia. Mr. Curtis holds an M.S. from the University of Arizona and he received a B.S. degree (with high honors) from Bates College. He is a Chartered Financial Analyst.

    GEOFFREY M. DUGAN has served as Senior Vice President of iStar Financial since January 2001, and as Assistant General Counsel and Assistant Secretary since November 1999. Previously, he served as vice president, administration and general counsel of TriNet, and in that capacity was responsible for corporate and securities laws compliance matters, corporate governance matters, and legal issues associated with administrative, human resources and employee benefit functions, including the oversight of outside legal counsel. Prior to joining us, Mr. Dugan was in private law practice for over 20 years, where his practice emphasized corporate finance, securities and commercial transactions for real estate investment trusts and other business entities. Mr. Dugan received a J.D. from Georgetown University Law Center and a B.A. from Harvard College.
Mr. Dugan is a Member of the New York Bar and the State Bar of California.

    PETER K. KOFOED has served as Senior Vice President--Risk Management since August 2001. Mr. Kofoed joined us with more than 18 years of experience in various real estate investment disciplines including mortgage loan underwriting, equity asset management and portfolio administration. Prior to joining us, he was the principal of a real estate consulting firm and was associated with Aetna, CIGNA and Connecticut Mutual. Mr. Kofoed holds an M.B.A. from the Fuqua School of Business at Duke University, and a B.A. from Colgate University.

    JOHN F. KUBICKO has served as Senior Vice President--Risk Management since April 1998. Mr. Kubicko has over 14 years of experience in real estate investment, asset management and lending. Prior to joining iStar Financial, he was a senior associate at Greystone Realty, where he was responsible for managing a portfolio of debt investments. Previously, Mr. Kubicko was a loan officer at Shawmut Bank. Mr. Kubicko received a B.S. from Sacred Heart University.

    ANDREW C. RICHARDSON has served as Senior Vice President--Capital Markets since March 2000. He joined iStar Financial from Salomon Smith Barney, where he was a vice president in the global real estate and lodging investment banking group, providing merger and acquisition advisory services and raising debt and equity capital for public and private real estate companies. Mr. Richardson's experience at Salomon Smith Barney also included working in its mergers and acquisitions group, advising clients in a wide range of industries. Prior to joining Salomon Smith Barney, Mr. Richardson worked for Ernst & Young and was a certified public accountant. Mr. Richardson holds an M.B.A. from the University of Chicago, and a B.B.A. in accountancy from the University of Notre Dame.

    STEVEN B. SINNETT has served as Senior Vice President--Capital Markets of iStar Financial since January 2001, and prior to that served as Vice President and Controller since November 1999. Mr. Sinnett is responsible for project finance activities for iStar Financial and its subsidiaries. He previously served as vice president, controller of TriNet, and in that capacity was responsible for planning and executing all aspects of financial reporting, accounting and information technology activities. Prior to joining TriNet, he was associated with AMB Institutional Realty Advisors Inc., Meridian Point Properties, Inc. (a real estate investment trust) and its predecessor, and the accounting firm of Arthur Young & Co. Mr. Sinnett received a Masters of Professional Accounting from Georgia State University and a B.S. from the University of Florida. Mr. Sinnett is a certified public accountant in the State of California.

    ELIZABETH B. SMITH has served as Senior Vice President--Risk Management of iStar Financial since August 1999. Ms. Smith manages our Dallas office and is directly responsible for our Central Region corporate tenant lease assets. Prior to joining iStar Financial, Ms. Smith was a vice president for MBL Life Assurance Corporation, managing the rehabilitation and disposition of a $3 billion debt and equity portfolio located throughout the United States. Previously, Ms. Smith worked at J.E. Robert Companies, Inc., and for Sunbelt Savings, FSB, specializing in debt and equity portfolio management. Ms. Smith holds a B.B.A. degree from the University of Mississippi in Oxford, Mississippi.

NON-EMPLOYEE DIRECTORS

    The following table sets forth the names and current affiliations of our non-employee directors:

NAME                                                           AFFILIATION
----                                   ------------------------------------------------------------
Willis Andersen, Jr..................  Real estate industry consultant
Jeffrey G. Dishner...................  Starwood Capital Group, L.L.C.--Senior Managing Director
Andrew L. Farkas.....................  Insignia Financial Group, Inc.--Chairman and Chief Executive
                                       Officer
Madison F. Grose.....................  Starwood Capital Group, L.L.C.--Senior Managing Director and
                                       Co-General Counsel
Robert W. Holman, Jr.................  Pebble Beach Institute--Managing Director
Robin Josephs........................  Ropasada, LLC--Managing Director
Merrick R. Kleeman...................  Starwood Capital Group, L.L.C.--Senior Managing Director
Matthew J. Lustig....................  Lazard Freres Real Estate Investors L.L.C.--Managing
                                       Principal
William M. Matthes...................  Behrman Capital--Managing Partner
John G. McDonald.....................  Stanford University--IBJ Professor of Finance in the
                                       Graduate School of Business
Stephen B. Oresman...................  Saltash, Ltd.--Owner and President
George R. Puskar.....................  Lend Lease Real Estate Investments--Former Chairman of the
                                       Board
Barry S. Sternlicht..................  Starwood Capital Group, L.L.C.--Founder, General Manager,
                                       President and Chief Executive Officer
                                       Starwood Hotels & Resorts Worldwide, Inc.--Chairman and
                                       Chief Executive Officer

                              SELLING STOCKHOLDER

    This prospectus supplement includes shares relating to the offer and sale for the account of the selling stockholder described below of an aggregate of 2,000,000 shares of common stock. The following chart shows, according to our records as of June 30, 2002, the number of shares of common stock beneficially owned by the selling stockholder and the number of shares of common stock being offered hereby:

                                         SHARES OF COMMON STOCK                     SHARES OF COMMON STOCK
                                      OWNED PRIOR TO THE OFFERING                OWNED AFTER THE OFFERING(1)
                                      ----------------------------    SHARES     ----------------------------
                                       NUMBER OF        PERCENTAGE     BEING      NUMBER OF        PERCENTAGE
SELLING STOCKHOLDER                      SHARES          OF CLASS     OFFERED       SHARES          OF CLASS
-------------------                   ------------      ----------   ---------   ------------      ----------
SOFI-IV SMT Holdings, L.L.C.........   23,585,538          26.2%     2,000,000    21,585,538          22.0%

------------------------
(1) If the underwriters exercise their over-allotment option, SOFI-IV SMT Holdings, L.L.C. will sell up to an additional 1,500,000 shares to the underwriters.

    SOFI-IV SMT Holdings, L.L.C. is an entity owned by Starwood Opportunity Fund IV, L.P. Starwood Opportunity Fund IV, L.P. is an investment fund formed on
July 3, 1996. SOFI IV Management, L.L.C. is its general partner. Starwood Opportunity Fund IV, L.P.'s initial term expires on February 27, 2005, but may be extended by the general partner with the consent of its advisory committee for up to two additional one-year periods.

    The selling stockholder is controlled by entities which are controlled by Barry S. Sternlicht, one of our directors. Jay Sugarman, our Chairman and Chief Executive Officer, and Jeffrey G. Dishner, Madison F. Grose and Merrick R. Kleeman, each of whom is a director of iStar Financial, also have interests in the selling stockholder or entities that control the selling stockholder. Additional information regarding the selling stockholder may be found in "Participating Securityholders" and "Certain Relationships Between the Company and the Participating Securityholders" contained in the accompanying prospectus.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement,
dated November   , 2002, each of the underwriters named below for whom Lehman
Brothers Inc. is acting as the sole book-running manager and Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as joint lead manager, has agreed to purchase from us the respective number of shares opposite their names below:

                                                              NUMBER OF
UNDERWRITER                                                     SHARES
-----------                                                   ----------
Lehman Brothers Inc.........................................
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated......................................
Banc of America Securities LLC..............................
Bear, Stearns & Co. Inc.....................................
Goldman, Sachs & Co. .......................................
UBS Warburg LLC.............................................
                                                              ----------
  Total.....................................................  10,000,000
                                                              ==========

    The underwriting agreement provides that the underwriters are obligated to purchase, subject to certain conditions, all of the shares in the offering if any are purchased, other than those covered by the over-allotment option described below. The conditions contained in the underwriting agreement include the requirements that:

    - all the representations and warranties made by us to the underwriters are true;

    - there has been no material adverse change in our condition or in the financial markets; and

    - we deliver to the underwriters customary closing documents.

COMMISSIONS AND EXPENSES

    The following table shows the underwriting fees to be paid to the underwriters by us in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares. The underwriting fee is the difference between the public offering price and the amount the underwriters pay to us and the selling stockholder to purchase the shares.

                                                              NO EXERCISE   FULL EXERCISE
                                                              -----------   -------------
Per share...................................................       $              $
Total                                                              $              $

    We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $500,000. SOFI-IV SMT Holdings, L.L.C., the selling stockholder, will not bear any costs associated with this offering.

    Some of our officers and directors have expressed interest in purchasing shares of our common stock from the underwriters in this offering at the public offering price. We will receive all of the proceeds from any such sales, and the underwriters will not receive any underwriting discount with respect to such shares.

INDEMNIFICATION

    We and the selling stockholder have agreed to indemnify the underwriters against liabilities relating to the offering, including liabilities under the Securities Act of 1933 and liabilities arising from breaches of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

OVER-ALLOTMENT OPTION

    The selling stockholder has granted the underwriters an option to purchase up to an aggregate of 1,500,000 additional shares at the initial price to the public less the underwriting discount set forth on the cover page of this prospectus supplement exercisable to cover over-allotments. If such option is exercised, each underwriter will be committed, subject to satisfaction of the conditions specified in the underwriting agreement, to purchase a number of additional shares proportionate to the underwriters' initial commitment as indicated in the preceding table, and the selling stockholder will be obligated, pursuant to the option, to sell these shares to the underwriters.

DISCOUNTS

    We have been advised by the underwriters that the underwriters propose to offer the shares directly to the public at the offering price set forth on the cover page of this prospectus supplement and to dealers, who may include the underwriters, at this offering price less a concession not in excess of
$      per share. The underwriters may allow, and the dealers may reallow, a
concession not in excess of $      per share to certain brokers and dealers.
After the offering, the underwriters may change the offering price and other selling terms.

LOCK-UP

    We will agree not to sell or transfer any shares of common stock or to engage in certain hedging transactions with respect to the common stock for a period of 90 days after the date of this prospectus supplement, without first obtaining the written consent of Lehman Brothers Inc., except in certain circumstances. The selling stockholder will agree that if it sells shares in this offering, it will not sell or transfer any shares of common stock or engage in certain hedging transactions with respect to its shares of common stock for a period of 90 days after the date of this prospectus supplement. SOFI-IV SMT Holdings, L.L.C. has pledged 22,500,000 shares of common stock owned by it under a $150.0 million margin loan that is fully recourse to SOFI-IV SMT Holdings, L.L.C. A portion of the shares pledged under the margin loan will be released by the lender at or prior to the completion of the offering. In the event that SOFI-IV SMT Holdings, L.L.C. were to default in the performance of its obligations under the loan, the lender could foreclose upon those pledged shares and sell them in the open market at any time.

PRICE STABILIZATION AND SHORT POSITIONS

    The representatives may engage in over-allotment transactions, stabilizing transactions and syndicate covering transactions for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934.

    - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

    - Over-allotment transactions involve sales by the underwriters of the shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option and/or purchasing shares in the open market. Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the shares or preventing or retarding a decline in the market price of the shares. As a result, the price of the shares may be higher than the price that might otherwise exist in the open market.

    - Syndicate covering transactions involve purchases of the shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of the shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

    These stabilizing transactions and syndicate short covering transactions may cause the price of our common stock to be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

    Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

ELECTRONIC DISTRIBUTION

    A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

    Other than the prospectus in electronic format, the information on any underwriter's or selling group member's web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

OFFERS AND SALES IN CANADA

    This prospectus supplement and the accompanying prospectuses are not, and under no circumstances are to be construed as, an advertisement or a public offering of shares in Canada or any province or territory thereof. Any offer or sale of shares in Canada will be made only under an exemption from the requirements to file a prospectus supplement or prospectus with the relevant

Canadian securities regulators and only by a dealer registered in accordance with local provincial securities laws or, alternatively, pursuant to an exemption from the dealer registration requirement in the relevant province or territory of Canada in which such offer or sale is made.

STAMP TAXES

    Purchasers of the shares of our common stock offered by this prospectus supplement may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover of this prospectus.

OTHER RELATIONSHIPS

    Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us and the selling stockholders and their affiliates. In addition, affiliates of each of the underwriters are lenders under some of our credit facilities. In each case, they have received customary fees for these transactions.

    The lender under the selling stockholder's margin loan is Bear, Stearns Securities Corp., which is an affiliate of Bear, Stearns & Co. Inc. After the sale of shares by the selling stockholder, the selling stockholder will repay principal under the margin loan. Pursuant to the terms of the margin loan, Bear, Stearns Securities Corp. has the right, under certain conditions, to require Bank of America, N.A., an affiliate of Banc of America Securities LLC, to purchase the margin loan, at which time the margin loan will be converted into a term credit facility with Bank of America, N.A. Conversely, Bank of America, N.A. has the right, under certain conditions, to require Bear, Stearns Securities Corp. to sell the margin loan to Bank of America N.A., at which time the margin loan will be converted into a term credit facility with Bank of America, N.A. Accordingly, any reduction in the principal amount of the margin loan will reduce Bank of America, N.A.'s obligations under the margin loan.

                                 LEGAL MATTERS

    The legality of the common stock offered by this prospectus supplement and the accompanying prospectuses will be passed upon for us by Clifford Chance US LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Clifford Chance US LLP will rely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP with respect to matters of Maryland law. In the past, Skadden, Arps, Slate, Meagher & Flom LLP has represented us in connection with certain corporate matters.

                                    EXPERTS

    The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of iStar Financial Inc. for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

                              ISTAR FINANCIAL INC.
                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                DEBT SECURITIES
                                      AND
                                    WARRANTS

                            ------------------------

    We may from time to time offer our common stock, preferred stock (which we may issue in one or more series), depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series) or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities, at an aggregate initial offering price which will not exceed $500,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or directly to purchasers.

    We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet which will precede the prospectus supplement.

    In each prospectus supplement we will include the following information:

    - The names of the underwriters or agents, if any, through which we will sell the securities.

    - The proposed amount of securities, if any, which the underwriters will purchase.

    - The compensation, if any, of those underwriters or agents.

    - The initial public offering price of the securities.

    - Information about securities exchanges, electronic communications networks or automated quotation systems on which the securities will be listed or traded.

    - Any other material information about the offering and sale of the securities.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                November 8, 2002

                          FORWARD-LOOKING INFORMATION

    We make statements in this prospectus and the documents we incorporate by reference that are considered "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are usually identified by the use of words such as "will," "anticipates," "believes," "estimates," "expects," "projects," "plans," "intends," "should" or similar expressions. We intend those forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and are including this statement for purposes of complying with these safe harbor provisions. These forward-looking statements reflect our current views about our plans, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions or expectations will be achieved. We have listed below and have discussed elsewhere in this prospectus some important risks, uncertainties and contingencies which could cause our actual results, performances or achievements to be materially different from the forward- looking statements we make in this prospectus. These risks, uncertainties and contingencies include, but are not limited to, the following:

    1. The success or failure of our efforts to implement our current business strategy.

    2. Economic conditions generally and in the commercial finance and real estate markets specifically.

    3. The performance and financial condition of borrowers and corporate customers.

    4. The actions of our competitors and our ability to respond to those actions.

    5. The cost of our capital, which depends in part on our asset quality, the nature of our relationships with our lenders and other capital providers, our business prospects and outlook, and general market conditions.

    6.  Changes in governmental regulations, tax rates and similar matters.

    7. Legislative and regulatory changes (including changes to laws governing the taxation of REITs).

    8. Other factors discussed under the heading "Risk Factors" and which may be discussed in a prospectus supplement.

    We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in our reports and documents filed with the SEC, and you should not place undue reliance on those statements.

                                  THE COMPANY

    We are the largest publicly traded finance company focused exclusively on the commercial real estate industry. We provide structured financing to private and corporate owners of real estate nationwide, including senior and junior mortgage debt, corporate mezzanine and subordinated capital, and corporate net lease financing. We seek to deliver superior risk-adjusted returns on equity to our stockholders by providing innovative and value-added financing solutions to our customers. We are taxed as a real estate investment trust.

    Our principal executive offices are located at 1114 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 930-9400. Our website is istarfinancial.com. Our six primary regional offices are located in Atlanta, Boston, Dallas, Denver, Hartford and San Francisco. iStar Asset Services, our loan servicing subsidiary, is located in Hartford, and iStar Real Estate Services, our corporate facilities management division, is headquartered in Atlanta.

                                  RISK FACTORS

    THIS SECTION DESCRIBES THE MOST MATERIAL RISKS OF PURCHASING OUR COMMON STOCK. YOU SHOULD CAREFULLY CONSIDER THESE RISKS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE, BEFORE PURCHASING ANY OF THE SECURITIES OFFERED HEREBY. IN CONNECTION WITH THE FORWARD-LOOKING STATEMENTS THAT APPEAR IN THIS PROSPECTUS, YOU SHOULD CAREFULLY REVIEW THE FACTORS DISCUSSED BELOW AND THE CAUTIONARY STATEMENTS REFERRED TO IN "FORWARD-LOOKING STATEMENTS."

WE ARE SUBJECT TO RISKS RELATING TO OUR LENDING BUSINESS.

WE MAY SUFFER A LOSS IF A BORROWER DEFAULTS ON A NON-RECOURSE LOAN OR ON A LOAN THAT IS NOT SECURED BY UNDERLYING REAL ESTATE.

    In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the real estate asset securing the loan. For this purpose, we consider loans made to special purpose entities formed solely for the purpose of holding and financing particular assets to be non-recourse loans. If the underlying asset value is below the loan amount, we will suffer a loss. Conversely, we sometimes make loan investments that are unsecured or are secured by equity interests in the borrowing entities. These loans are subject to the risk that other lenders may be directly secured by the real estate assets of the borrower. In the event of a default, those secured lenders would have priority over us with respect to the proceeds of a sale of the underlying real estate.

    In the cases described above, we may lack control over the underlying asset securing our loan or the underlying assets of the borrower prior to a default, and, as a result, their value may be reduced by acts or omissions by owners or managers of the assets. As of June 30, 2002, 80.6% of our loans are non-recourse, based upon the gross carrying value of our loan assets, and 6.6% of our total investments, based on gross carrying value, consist of loans that are unsecured or secured by equity interests in the borrowing entity.

WE MAY SUFFER A LOSS IN THE EVENT OF A DEFAULT OR BANKRUPTCY OF A BORROWER, PARTICULARLY IN CASES WHERE THE BORROWER HAS INCURRED DEBT THAT IS SENIOR TO OUR LOAN.

    If a borrower defaults on our loan but does not have sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event of a borrower bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy our loan. In addition, certain of our loans are subordinate to other debt of the borrower. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt. Where debt senior to our loans exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through "standstill" periods) and control decisions made in bankruptcy proceedings relating to borrowers. Bankruptcy and borrower litigation can significantly increase the time needed for us to acquire underlying collateral in the event of a default, during which time the collateral may decline in value. In addition, there are significant costs and delays associated with the foreclosure process.

WE ARE SUBJECT TO THE RISK THAT PROVISIONS OF OUR LOAN AGREEMENTS MAY BE UNENFORCEABLE.

    Our rights and obligations with respect to our loans are governed by written loan agreements and related documentation. It is possible that a court could determine that one or more provisions of a loan agreement are unenforceable, such as a loan prepayment provision or the provisions governing our security interest in the underlying collateral. If this were to happen with respect to a material asset or group of assets, we could be adversely affected.

WE ARE SUBJECT TO THE RISKS ASSOCIATED WITH LOAN PARTICIPATIONS, SUCH AS LESS
  THAN FULL CONTROL RIGHTS.

    Some of our assets are participating interests in loans in which we share the rights, obligations and benefits of the loan with other participating lenders. We may need the consent of these parties to exercise our rights under such loans, including rights with respect to amendment of loan documentation, enforcement proceedings in the event of a default and the institution of, and control over, foreclosure proceedings. Similarly, a majority of the participants may be able to take actions to which we object but to which we will be bound if our participation interest represents a minority interest. We may be adversely affected by this lack of full control.

WE ARE SUBJECT TO RISKS RELATING TO OUR CORPORATE TENANT LEASE BUSINESS.

LEASE EXPIRATIONS, LEASE DEFAULTS AND LEASE TERMINATIONS MAY ADVERSELY AFFECT
  OUR REVENUE.

    Lease expirations, lease defaults and lease terminations may result in reduced revenues if the lease payments received from replacement corporate tenants are less than the lease payments received from the expiring, defaulting or terminating corporate tenants. In addition, lease defaults by one or more significant corporate tenants, lease terminations by corporate tenants following events of casualty or takings by eminent domain, or the failure of corporate tenants under expiring leases to elect to renew their leases, could cause us to experience long periods with no revenue from a facility and to incur substantial capital expenditures in order to obtain replacement corporate tenants.

    As of June 30, 2002, 13.5% of our annualized total revenues for the quarter ended June 30, 2002 were derived from our five largest corporate tenant customers. As of June 30, 2002, the percentage of our revenues (based on total revenues for the quarter ended June 30, 2002, annualized) that are subject to expiring leases during each year from 2002 through 2006 is as follows:

2002........................................................     0.9%
2003........................................................     2.3%
2004........................................................     4.5%
2005........................................................     2.9%
2006........................................................     5.5%

WE MAY NEED TO MAKE SIGNIFICANT CAPITAL IMPROVEMENTS TO OUR CORPORATE FACILITIES IN ORDER TO REMAIN COMPETITIVE.

    Our corporate facilities may face competition from newer, more updated facilities. In order to remain competitive, we may need to make significant capital improvements to our existing corporate facilities. In addition, in the event we need to re-lease a corporate facility, we may need to make significant tenant improvements, including conversions of single tenant buildings to multi-tenant buildings. The costs of these improvements could adversely affect our financial performance.

OUR OWNERSHIP INTERESTS IN CORPORATE FACILITIES ARE ILLIQUID, HINDERING OUR ABILITY TO MITIGATE A LOSS.

    Since our ownership interests in corporate facilities are illiquid, we may lack the necessary flexibility to vary our investment strategy promptly to respond to changes in market conditions. In addition, if we have to foreclose on an asset or if we desire to sell it in an effort to recover or mitigate a loss, we may be unable to do so at all, or only at a discount.

WE ARE SUBJECT TO RISKS RELATING TO OUR ASSET CONCENTRATION.

    As of June 30, 2002, the average size of our lending and leasing investments was $27.7 million. No single investment represented more than 3.8% of our total revenues for the fiscal quarter ended June 30, 2002. While our asset base is diversified by product line, asset type, obligor, property type and geographic location, it is possible that if we suffer losses on a portion of our larger assets, our financial performance could be adversely impacted.

BECAUSE WE MUST DISTRIBUTE A PORTION OF OUR INCOME, WE WILL CONTINUE TO NEED ADDITIONAL DEBT AND/OR EQUITY CAPITAL TO GROW.

    We must distribute at least 90% of our taxable net income to our stockholders to maintain our REIT status. As a result, those earnings will not be available to fund investment activities. We have historically funded our investments by borrowing from financial institutions and raising capital in the public and private capital markets. We expect to continue to fund our investments this way. If we fail to obtain funds from these sources, it could limit our ability to grow, which could have a material adverse effect on the value of our common stock. Our taxable net income has historically been lower than the cash flow generated by our business activities, primarily because our taxable net income is reduced by non-cash expenses, such as depreciation and amortization. As a result, our dividend payout ratio as a percentage of free cash flow has generally been lower than our payout ratio as a percentage of taxable net income. Our common stock dividends for the quarter ended June 30, 2002 represented approximately 79.7% of our adjusted earnings for that quarter.

OUR GROWTH IS DEPENDENT ON LEVERAGE, WHICH MAY CREATE OTHER RISKS.

    Our success is dependent, in part, upon our ability to grow our assets through the use of leverage. We currently intend to leverage iStar Financial primarily through secured and unsecured borrowings. Our ability to obtain the leverage necessary for execution of our business plan will ultimately depend upon our ability to maintain interest coverage ratios meeting market underwriting standards that will vary according to lenders' assessments of our creditworthiness and the terms of the borrowings. As of June 30, 2002, our debt-to-book equity ratio was 1.7x and our total debt obligations outstanding were approximately $3.27 billion. Our charter does not limit the amount of indebtedness which we may incur. While our publicly-announced policy is not to exceed a debt-to-book equity ratio of 2.0x, our Board of Directors has overall responsibility for our financing strategy, and they may change our strategy without stockholder approval. If our Board of Directors decided to increase our leverage, it could lead to reduced or negative cash flow and reduced liquidity.

    The percentage of leverage used will vary depending on our estimate of the stability of iStar Financial's cash flow. To the extent that changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the assets originated, we may reduce the amount of our leverage.

    Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, leveraging magnifies changes in our net worth. We will incur leverage only when there is an expectation that it will enhance returns, although there can be no assurance that our use of leverage will prove to be beneficial. Moreover, there can be no assurance that we will be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets or a financial loss if we are required to liquidate assets at a commercially inopportune time.

    We and our subsidiaries are parties to agreements and debt instruments that restrict future indebtedness and the payment of dividends, including indirect restrictions (through, for example, covenants requiring the maintenance of specified levels of net worth and earnings to debt service ratios) and direct restrictions. As a result, in the event of a deterioration in our financial condition, these agreements or debt instruments could restrict our ability to pay dividends. Moreover, if we fail to pay dividends as required by the Internal Revenue Code, whether as a result of restrictive covenants in our debt instruments or otherwise, we may lose our status as a REIT. For more information regarding the consequences of loss of REIT status, please read the risk factor entitled "We May Be Subject to Adverse Consequences if We Fail to Qualify as a Real Estate Investment Trust."

WE UTILIZE INTEREST RATE HEDGING ARRANGEMENTS WHICH MAY ADVERSELY AFFECT OUR BORROWING COST AND EXPOSE US TO OTHER RISKS.

    We have variable rate lending assets and variable rate debt obligations. These assets and liabilities create a natural hedge against changes in variable interest rates. This means that as interest rates increase, we earn more on our variable rate lending assets and pay more on our variable rate debt obligations and, conversely, as interest rates decrease, we earn less on our variable rate lending assets and pay less on our variable rate debt obligations. When our variable rate debt obligations exceed our variable rate lending assets, we utilize derivative instruments to limit the impact of changing interest rates on our net income. We do not use derivative instruments to hedge assets or for speculative purposes. The derivatives instruments we use are typically in the form of interest rate swaps and interest rate caps. Interest rate swaps effectively change variable rate debt obligations to fixed rate debt obligations. Interest rate caps effectively limit the maximum interest rate on variable rate debt obligations.

    The primary risks from our use of derivative instruments is the risk that a counterparty to a hedging arrangement could default on its obligation and the risk that we may have to pay certain costs, such as transaction fees or breakage costs, if a hedging arrangement is terminated by us. As a matter of policy, we enter into hedging arrangements with counterparties that are large, creditworthy financial institutions typically rated at least "A/A2" by Standard & Poor's and Moody's Investors Service, respectively. Our hedging strategy is monitored by our Audit Committee on behalf of our Board of Directors and may be changed by the Board of Directors without stockholder approval.

    Developing an effective strategy for dealing with movements in interest rates is complex and no strategy can completely insulate us from risks associated with such fluctuations. There can be no assurance that our hedging activities will have the desired beneficial impact on our results of operations or financial condition.

WE FACE A RISK OF LIABILITY UNDER ENVIRONMENTAL LAWS.

    Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real estate (including, in certain circumstances, a secured lender that succeeds to ownership or control of a property) may become liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. Those laws typically impose cleanup responsibility and liability without regard to whether the owner or control party knew of or was responsible for the release or presence of such hazardous or toxic substances. The costs of investigation, remediation or removal of those substances may be substantial. The owner or control party of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners of real properties for personal injuries associated with asbestos-containing materials. Absent succeeding to ownership or control of real property, a secured lender is not likely to be subject to any of these forms of environmental liability.

CERTAIN PROVISIONS IN OUR CHARTER MAY INHIBIT A CHANGE IN CONTROL.

    Generally, to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. The Internal Revenue Code defines "individuals" for purposes of the requirement described in the preceding sentence to include some types of entities. Under our charter, no person may own more than 9.8% of the outstanding shares of stock, with some exceptions. The restrictions on transferability and ownership may delay, deter or prevent a change in control or other transaction that might involve a premium price or otherwise be in the best interest of the securityholders.

    Our Board of Directors is divided into two classes. Directors of each class are chosen for two-year staggered terms. Staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control, even though a tender offer or change in control might be in the best interest of our securityholders Our charter authorizes our Board of Directors:

    1. To cause us to issue additional authorized but unissued shares of common or preferred stock.

    2. To classify or reclassify, in one or more series, any of our unissued preferred shares.

    3. To set the preferences, rights and other terms of any classified or reclassified securities that we issue.

ADVERSE CHANGES IN GENERAL ECONOMIC CONDITIONS CAN ADVERSELY AFFECT OUR
  BUSINESS.

    Our success is dependent upon the general economic conditions in the geographic areas in which a substantial number of our investments are located. Adverse changes in national economic conditions or in the economic conditions of the regions in which we conduct substantial business likely would have an adverse effect on real estate values and, accordingly, our business.

WE MAY BE SUBJECT TO ADVERSE CONSEQUENCES IF WE FAIL TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST.

    We intend to operate so as to qualify as a real estate investment trust for federal income tax purposes. We have received an unqualified opinion of our legal counsel, Clifford Chance US LLP, that, based on the assumptions and representations described in "Material Federal Income Tax Consequences," our existing legal organization and our actual and proposed method of operation, enable us to satisfy the requirements for qualification as a real estate investment trust under the Internal Revenue Code in the ordinary course of our actual and proposed operations. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or any court. The real estate investment trust qualification opinion only represents the view of our counsel based on their review and analysis of existing law which includes no controlling precedents. Furthermore, both the validity of the opinion and our qualification as a real estate investment trust will depend on our continuing ability to meet various requirements concerning, among other things, the ownership of our outstanding stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. See "Material Federal Income Tax Consequences--Taxation of iStar Financial--General."

    If we were to fail to qualify as a real estate investment trust for any taxable year, we would not be allowed a deduction for distributions to our stockholders in computing our taxable income and would be subject to federal income tax, including any applicable minimum tax, on our taxable income at regular corporate rates. Unless entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from treatment as a real estate investment trust for the four subsequent taxable years following the year during which qualification was lost. As a result, cash available for distribution would be reduced for each of the years involved. Furthermore, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Directors to revoke the real estate investment trust election. See "Material Federal Income Tax Consequences."

    Even if we qualify as a real estate investment trust for federal income tax purposes, we may be subject to certain state and local taxes on our income and property, and may be subject to certain federal taxes. See "Material Federal Income Tax Consequences--Taxation of iStar Financial--General."

TAX-EXEMPT STOCKHOLDERS MAY BE SUBJECT TO TAXATION.

    The Internal Revenue Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). In general, subject to the discussion below regarding a "pension-held REIT" and subject to the following sentence, based upon such ruling and the statutory framework of the Internal Revenue Code, distributions to a stockholder of a real estate investment trust that is a tax-exempt entity should not constitute UBTI, provided that:

    1. The tax-exempt entity has not financed the acquisition of its shares of common stock with "acquisition indebtedness" within the meaning of the Internal Revenue Code.

    2. The shares of common stock are not otherwise used in an unrelated trade or business of the tax-exempt entity.

    3. The real estate investment trust does not hold a residual interest in a real estate mortgage investment conduit ("REMIC") within the meaning of
       Section 860D of the Internal Revenue Code.

    Although we do not intend to invest a material amount of assets in REMICS, certain taxable income produced by REMIC residual interests may cause our stockholders to suffer certain adverse tax consequences. See "Material Federal Income Tax Consequences."

    If any pension or other retirement trust that qualifies under
Section 401(a) of the Internal Revenue Code holds more than 10% by value of the interests in a pension-held REIT at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT: (1) that would not have qualified as a REIT but for the provisions of the Internal Revenue Code which look through such a qualified pension trust in determining ownership of securities of the REIT; and (2) as to which at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

    We do not expect that we will be a pension-held REIT. However, notwithstanding our current belief that we will not be a "pension-held REIT," no assurance can be given that we will not become a pension-held REIT in the future.

    If we were to become a pension-held REIT in the future and were to originate investments using debt, or otherwise were to engage in a transaction resulting in UBTI, determined as though we were a qualified pension plan, any qualified pension plan owning 10% or more of our shares, by value, would have a portion of its dividend income from us taxed as UBTI. Even if we were not a pension-held REIT, certain amounts received by a stockholder that is a tax-exempt entity may be treated as UBTI. See "Material Federal Income Tax Consequences."

SOFI-IV SMT HOLDINGS, L.L.C. IS A SIGNIFICANT STOCKHOLDER.

    SOFI-IV SMT Holdings, L.L.C. beneficially owns 26.2% of our outstanding common stock. Four of the 16 members of our Board of Directors are employed by an affiliate of SOFI-IV SMT Holdings, L.L.C. and own interests in SOFI-IV SMT Holdings, L.L.C., as does our chairman and chief executive officer. As a result of its ownership interest, SOFI-IV SMT Holdings, L.L.C. will have significant influence over our affairs with respect to matters that require stockholder approval, and its interest may conflict with our interests and the interests of our other stockholders. For example, a decision by SOFI-IV SMT Holdings, L.L.C. to sell all or a significant portion of its common stock may adversely affect the market price of our common stock. In addition, SOFI-IV SMT Holdings, L.L.C. might elect to vote its shares against a proposed business combination transaction, thereby making it significantly more difficult to obtain the requisite stockholder approval for such a transaction. In addition, members of our Board of Directors, including Jay Sugarman, Barry S. Sternlicht, Jeffrey G. Dishner, Madison F. Grose and Merrick
R. Kleeman, have relationships with SOFI-IV SMT Holdings, L.L.C. and may be faced with decisions which could create, or appear to create, potential conflicts of interest.

FUTURE SALES OF OUR COMMON STOCK BY SOFI-IV SMT HOLDINGS, L.L.C. COULD ADVERSELY AFFECT OUR STOCK PRICE.

    If SOFI-IV SMT Holdings, L.L.C. were to sell a substantial number of the shares of our common stock, the prevailing market prices for our common stock could be adversely affected. SOFI-IV SMT Holdings, L.L.C. has pledged 22,500,000 shares of common stock owned by it under a $150.0 million margin loan that is fully recourse to SOFI-IV SMT Holdings, L.L.C. A portion of the shares pledged under the margin loan will be released by the lender at or prior to the sale of such shares. In the event that SOFI-IV SMT Holdings, L.L.C. were to default in the performance of its obligations under that loan, the lender could foreclose upon those pledged shares and sell them in the open market at any time. The initial term of Starwood Opportunity Fund IV, L.P. (the entity which owns SOFI-IV SMT Holdings, L.L.C.) expires on February 27, 2005, but may be extended by the general partner with the consent of its advisory committee for up to two additional one-year periods. Unless Starwood Opportunity Fund IV, L.P. is able to extend its terms, it will have to begin, on February 27, 2005, distributing its investments to its investors, selling its investments to third parties, or a combination of the two. Any such sales or distributions could adversely affect the prevailing market prices for our common stock.

OUR BOARD OF DIRECTORS MAY CHANGE CERTAIN OF OUR POLICIES WITHOUT STOCKHOLDER APPROVAL.

    Our charter provides that our primary purpose is to invest in a diversified portfolio of debt and debt-like interests in real estate and real estate related assets, although it does not set forth specific percentages of the types of investments we may make. Our Board of Directors determines our investment policies, as well as our financing and conflicts of interest policies. Although the Board of Directors has no present intention to do so, it can amend, revise or eliminate these policies at any time and from time to time at its discretion without a vote of the stockholders. A change in these policies could adversely affect our financial condition or results of operations or the market price of our common stock.

A PORTION OF THE DIVIDENDS WE DISTRIBUTE MAY BE DEEMED A RETURN OF CAPITAL FOR FEDERAL INCOME TAX PURPOSES.

    The amount of dividends we distribute to our common stockholders in a given quarter may not correspond to our taxable income for such quarter. Consequently, a portion of the dividends we distribute may be deemed a return of capital for federal income tax purposes, and will not be taxable but will reduce stockholders' basis in the underlying common stock. For the year ended
December 31, 2001, the percentage of our dividend payments made to common stockholders that was treated as a return of capital was 9.45%.

QUARTERLY RESULTS MAY FLUCTUATE AND MAY NOT BE INDICATIVE OF FUTURE QUARTERLY PERFORMANCE.

    Our quarterly operating results could fluctuate; therefore, you should not rely on past quarterly results to be indicative of our performance in future quarters. Factors that could cause quarterly operating results to fluctuate include, among others, variations in our investment origination volume, variations in the timing of prepayments, the degree to which we encounter competition in our markets and general economic conditions.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                             SIX MONTHS ENDED
                                                 JUNE 30,                      YEARS ENDED DECEMBER 31,
                                             ----------------   -------------------------------------------------------
                                                   2002           2001       2000       1999          1998       1997
                                             ----------------   --------   --------   --------      --------   --------
Ratio of earnings to fixed charges and
  preferred stock dividends(1).............        1.9x           1.9x       1.9x        1.1x(2)      2.3x         NA(3)
Ratio of earnings to fixed charges(1)......        2.3x           2.3x       2.2x        1.4x(2)      2.3x         NA(3)

------------------------
(1) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes and cumulative effect of changes in accounting principles plus "fixed charges" and certain other adjustments. "Fixed charges" consist of interest incurred on all indebtedness related to continuing operations (including amortization of original issue discount) and the implied interest component of our rent obligations in the years presented.

(2) Includes the effect of a non-recurring, non-cash charge in the amount of approximately $94.5 million relating to our November 1999 acquisition of the former external advisor to our company. Excluding the effect of this non-recurring, non-cash charge, our ratio of earnings to fixed charges and preferred stock dividends for the year ended December 31, 1999 would have been 2.0x and our ratio of earnings to fixed charges for that period would have been 2.5x.

(3) Prior to March 1998, we conducted our structured finance operations through two private investment partnerships. The partnerships contributed substantially all of their $1.1 billion of structured finance assets to our company's predecessor in a series of transactions in March 1998. Before that contribution, our company's predecessor had no significant resources or operations. We have not shown information for our predecessor for 1997 because we do not believe that information is indicative of our current business.

                                USE OF PROCEEDS

    Except as may be set forth in a particular prospectus supplement, we will add the net proceeds from sales of securities to our general corporate funds, which we may use to repay indebtedness, for new investments, or for other general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

    We will issue the debt securities under an indenture dated as of February 5, 2001 with State Street Bank and Trust Company, N.A., as trustee, which we may supplement from time to time. The following paragraphs describe the provisions of the indenture. We have filed the indenture as an exhibit to the registration statement of which this prospectus is a part and you may inspect it at the office of the trustee.

GENERAL

    The debt securities will be our direct, unsecured obligations and may be either senior debt securities or subordinated debt securities. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe:

    - The title of the debt securities and whether the debt securities are senior or subordinated debt securities.

    - Any limit upon the aggregate principal amount of a series of debt securities which we may issue.

    - The date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable.

    - The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date.

    - The currency or currencies in which principal, premium, if any, and interest, if any, will be paid.

    - The place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange.

    - Any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities.

    - The right, if any, of holders of the debt securities to convert them into common stock or other securities, including any provisions intended to prevent dilution of the conversion rights.

    - Any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities.

    - Any index or formula used to determine the required payments of principal, premium, if any, or interest, if any.

    - The percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default.

    - Any special or modified events of default or covenants with respect to the debt securities.

    - Any other material terms of the debt securities.

    The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities may contain provisions of that type.

    We may issue debt securities at a discount from their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

    If the principal of, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

FORM OF DEBT SECURITIES

    We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

    We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

EVENTS OF DEFAULT AND REMEDIES

    An event of default with respect to each series of debt securities will include:

    - Our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period.

    - Our default for 30 days or a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series.

    - Our default for 60 days after notice in the observance or performance of any other covenants in the indenture.

    - Certain events involving our bankruptcy, insolvency or reorganization.

    Supplemental indentures relating to particular series of debt securities may include other events of default.

    The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

    The indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the applicable series of debt securities.

    The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

    A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

MODIFICATION OF THE INDENTURE

    We and the trustee may:

    - Without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities.

    - With the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally.

    - With the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

    However, we may not:

    - Extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any of our other securities, without the consent of each holder of debt securities who will be affected.

    - Reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

MERGERS AND OTHER TRANSACTIONS

    We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless: (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture; and
(2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.

GOVERNING LAW

    The indenture, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York.

                            DESCRIPTION OF WARRANTS

    Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

    - The securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, debt securities, depositary shares or units consisting of two or more of those types of securities).

    - The exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration).

    - The period during which the warrants may be exercised.

    - Any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise.

    - The place or places where warrants can be presented for exercise or for registration of transfer or exchange.

    - Any other material terms of the warrants.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

    Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, and 30,000,000 shares of preferred stock, $0.001 par value, of which 4,400,000 shares are designated 9.500% Series A Cumulative Redeemable Preferred Stock, $0.001 par value, 2,300,000 shares are designated 9.375%
Series B Cumulative Redeemable Preferred Stock, $0.001 par value, 1,495,000 shares are designated 9.200% Series C Cumulative Redeemable Preferred Stock, $0.001 par value, and 4,600,000 shares are designated 8.000% Series D Cumulative Redeemable Preferred Stock, $0.001 par value. At December 31, 2001, 87,386,777 shares of common stock, 4,400,000 shares of Series A preferred stock, 2,000,000 shares of Series B preferred stock, 1,300,000 shares of Series C preferred stock, and 4,000,000 shares of Series D preferred stock were outstanding.

COMMON STOCK

    Holders of common stock will be entitled to receive distributions on common stock if, as and when the Board of Directors authorizes and declares distributions. However, rights to distributions may be subordinated to the rights of holders of preferred stock, when preferred stock is issued and outstanding. In the event of our liquidation, dissolution or winding up, each outstanding share of common stock will entitle its holder to a proportionate share of the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders.

    Holders of the common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of the Series B preferred stock, Series C preferred stock, and Series D preferred stock are entitled to
0.25 of a vote for each share on all matters submitted to a stockholder vote. They will vote with the common stock as a single class. There is no cumulative voting in the election of directors.

    Holders of shares of common stock have no preference, conversion, sinking fund, redemption, appraisal or exchange rights or any preemptive rights to subscribe for any of our securities. All shares of common stock have equal dividend, distribution, liquidation and other rights.

    We may be dissolved if the Board of Directors, by resolution adopted by a majority of the entire Board of Directors, declares the dissolution advisable and directs that the proposed dissolution be submitted for consideration at either an annual or special meeting of stockholders. Dissolution will occur once it is approved by the affirmative vote of a majority of stockholders entitled to cast votes on the matter.

    Our charter grants the Board of Directors the power to authorize the issuance of additional authorized but unissued shares of common stock and preferred stock. The Board of Directors may also classify or reclassify unissued shares of common stock or preferred stock and authorize their issuance.

    Our charter also provides that, to the extent permitted by the General Corporate Law of Maryland, the Board of Directors may, without any action by the stockholders, amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

    We believe that these powers of the Board of Directors provide increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Although the Board of Directors does not intend to do so at the present time, it could authorize the issuance of a class or series that could delay, defer or prevent a change of control or other transaction that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

    To maintain our REIT qualification under the Internal Revenue Code, no group of five or fewer individuals can own, actually or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year. To help insure that we meet these tests, our charter provides that no person other than persons who were our shareholders as of November 3, 1999 or persons exempted by our Board of Directors may beneficially or constructively own more than 9.8% of the number or value of the outstanding shares of any class or series of our capital stock.

    Each person who is a beneficial or constructive owner of shares of stock and each person, including the stockholder of record, who is holding shares of stock for a beneficial or constructive owner must provide us in writing any information with respect to direct, indirect and constructive ownership of shares of stock as the Board of Directors deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to determine our status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

    These restrictions on ownership and transfer will not apply to our stock if the Board of Directors determines that it is no longer in our best interests to qualify as a REIT.

    These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for shares of our stock or otherwise be in the best interest of our stockholders.

PREFERRED STOCK

    We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock. Each prospectus supplement will describe, as to the preferred stock to which it relates:

    - The title of the series.

    - Any limit upon the number of shares of the series which may be issued.

    - The preference, if any, to which holders of the series will be entitled upon our liquidation.

    - The date or dates on which we will be required or permitted to redeem shares of the series.

    - The terms, if any, on which we or holders of the series will have the option to cause shares of the series to be redeemed.

    - The voting rights of the holders of the preferred stock.

    - The dividends, if any, which will be payable with regard to the series (which may be fixed dividends or participating dividends and may be cumulative or non-cumulative).

    - The right, if any, of holders of the series to convert them into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights.

    - Any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem shares of the series or a purchase fund which will be used to purchase shares of the series.

    - Any other material terms of the series.

    Holders of shares of preferred stock will not have preemptive rights.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for our common stock and preferred stock is Equiserve Trust Company, N.A.

                        DESCRIPTION OF DEPOSITARY SHARES

    We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

    While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

    DIVIDENDS AND OTHER DISTRIBUTIONS. Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

    WITHDRAWAL OF PREFERRED STOCK. A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

    REDEMPTION OF DEPOSITARY SHARES. Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

    VOTING. Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

    LIQUIDATION PREFERENCE. Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

    CONVERSION. If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

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    AMENDMENT AND TERMINATION OF A DEPOSIT AGREEMENT.  We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

    - All outstanding depositary shares to which it relates have been redeemed or converted.

    - The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

    MISCELLANEOUS. There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    THE FOLLOWING IS A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES ANTICIPATED TO BE MATERIAL TO AN INVESTOR IN iSTAR FINANCIAL. THIS SUMMARY IS BASED ON CURRENT LAW. YOUR TAX CONSEQUENCES RELATED TO AN INVESTMENT IN iSTAR FINANCIAL MAY VARY DEPENDING ON YOUR PARTICULAR SITUATION AND THIS DISCUSSION DOES NOT PURPORT TO DISCUSS ALL ASPECTS OF TAXATION THAT MAY BE RELEVANT TO A HOLDER OF OUR SECURITIES IN LIGHT OF HIS OR HER PERSONAL INVESTMENT OR TAX CIRCUMSTANCES, OR TO HOLDERS OF OUR SECURITIES SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS, EXCEPT TO THE EXTENT DISCUSSED UNDER THE HEADINGS "--TAXATION OF TAX-EXEMPT STOCKHOLDERS" AND "--TAXATION OF NON-U.S. STOCKHOLDERS." INVESTORS SUBJECT TO SPECIAL TREATMENT INCLUDE, WITHOUT LIMITATION, INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, BROKER-DEALERS, TAX-EXEMPT ORGANIZATIONS, INVESTORS HOLDING SECURITIES AS PART OF A CONVERSION TRANSACTION, OR A HEDGE OR HEDGING TRANSACTION OR AS A POSITION IN A STRADDLE FOR TAX PURPOSES, FOREIGN CORPORATIONS OR PARTNERSHIPS, AND PERSONS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. IN ADDITION, THE SUMMARY BELOW DOES NOT CONSIDER THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER TAX LAWS THAT MAY BE APPLICABLE TO YOU AS A HOLDER OF OUR SECURITIES.

    The information in this summary is based on the Internal Revenue Code of 1986, as amended, current, temporary and proposed Treasury regulations promulgated under the Internal Revenue Code, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the Internal Revenue Service, and court decisions, all as of the date of this prospectus. The administrative interpretations and practices of the Internal Revenue Service upon which this summary is based include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the taxpayers who requested and received such

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rulings. Future legislation, Treasury regulations, administrative interpretations and practices, and court decisions may affect the tax consequences contained in this summary, possibly on a retroactive basis. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment or the tax consequences contained in this summary, and the statements in this prospectus are not binding on the Internal Revenue Service or a court. Thus, we can provide no assurance that the tax consequences contained in this summary will not be challenged by the Internal Revenue Service or sustained by a court if challenged by the Internal Revenue Service.

    YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF: (1) THE ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION OF OUR SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES; (2) OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST FOR FEDERAL INCOME TAX PURPOSES; AND (3) POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF ISTAR FINANCIAL--GENERAL

    We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1998. We believe that we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code and we intend to continue to be organized in this manner. Our qualification and taxation as a REIT, however, depend upon our ability to meet, through actual annual operating results, asset requirements, distribution levels, diversity of stock ownership, and the various other qualification tests imposed under the Internal Revenue Code. Accordingly, there can be no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See "--Failure to Qualify."

    In the opinion of Clifford Chance US LLP, commencing with our taxable year ending December 31, 1998, iStar Financial was organized and had operated in conformity with the requirements for qualification as a REIT, and its present and proposed method of operation, as represented by iStar Financial, will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations made by us as to factual matters (including our representations concerning our business and properties as set forth in this prospectus). The opinion is expressed as of its date and Clifford Chance US LLP has no obligation to advise of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code as discussed below, the results of which will not be reviewed by Clifford Chance US LLP. Accordingly, no assurance can be given that the actual results of our operation for any one taxable year will satisfy such requirements. See "--Failure to Qualify." An opinion of counsel is not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge our eligibility for taxation as a REIT.

    The sections of the Internal Revenue Code that relate to the qualification and taxation of REITs are highly technical and complex. The following describes the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code.

    Provided we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment

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substantially eliminates the "double taxation" that generally results from an investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when such income is distributed. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

    - We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

    - We may be subject to the "alternative minimum tax" on items of tax preference, if any.

    - If we have: (1) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

    - We will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business.

    - If we fail to satisfy the 75% or 95% gross income tests, as described below, but have maintained our qualification as a REIT, we will be required to pay a 100% tax on an amount equal to: (1) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test; multiplied by (2) a fraction intended to reflect our profitability.

    - We will be required to pay a 4% excise tax on the amount by which our annual distributions to our stockholders is less than the sum of: (1) 85% of our ordinary income for the year; (2) 95% of our real estate investment trust capital gain net income for the year; and (3) any undistributed taxable income from prior periods.

    - If we acquire an asset from a corporation which is not a REIT in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the transferor corporation, and we subsequently sell the asset within ten years, then under Treasury regulations not yet issued, we would be required to pay tax at the highest regular corporate tax rate on this gain to the extent:
      (1) the fair market value of the asset; exceeds (2) our adjusted tax basis in the asset, in each case, determined as of the date on which we acquired the asset. The results described in this paragraph assume that we will elect this treatment in lieu of an immediate tax when the asset is acquired.

    - We will generally be subject to tax on the portion of any "excess inclusion" income derived from an investment in residual interests in real estate mortgage investment conduits to the extent our stock is held by specified tax exempt organizations not subject to tax on unrelated business taxable income.

REQUIREMENTS FOR QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST

GENERAL

    The Internal Revenue Code defines a REIT as a corporation, trust or association:

    - that is managed by one or more trustees or directors;

    - that issues transferable shares or transferable certificates to its owners;

    - that would be taxable as a regular corporation, but for its election to be taxed as a REIT;

    - that is not a financial institution or an insurance company under the Internal Revenue Code;

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    - that is owned by 100 or more persons;

    - not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include some entities, during the last half of each year; and

    - that meets other tests, described below, regarding the nature of its income and assets, and the amount of its distributions.

    The Internal Revenue Code provides that conditions (1) to (4) must be met during the entire year and that condition (5) must be met during at least
335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply to the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), tax-exempt entities are generally treated as individuals, subject to a "look-through" exception for pension funds.

    Our Charter provides for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a REIT would terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to determine the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we would not be disqualified as a REIT.

    In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

OWNERSHIP OF A PARTNERSHIP INTEREST

    The Treasury regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership, and we will be deemed to be entitled to our proportionate share of the gross income of the partnership. The character of the assets and gross income of the partnership generally retains the same character in our hands for purposes of satisfying the gross income and asset tests described below.

QUALIFIED REIT SUBSIDIARIES

    A "qualified REIT subsidiary" is a corporation, all of the stock of which is owned by a REIT. Under the Internal Revenue Code, a qualified REIT subsidiary is not treated as a separate corporation from the REIT. Rather, all of the assets, liabilities, and items of income, deduction, and credit of the qualified REIT subsidiary are treated as the assets, liabilities, and items of income, deduction, and credit of the REIT for purposes of the REIT income and asset tests described below.

INCOME TESTS

    We must meet two annual gross income requirements to qualify as a REIT. First, each year we must derive, directly or indirectly, at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including "rents from real property" and mortgage interest, or from specified temporary investments. Second, each year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from investments meeting the 75% test described above, or from dividends, interest and gain from the sale or disposition of stock or securities. For these purposes, the term "interest" generally does not include any interest of which the amount received depends on the income or profits of any person. An amount will generally not be excluded from the term "interest," however, if such amount is based on a fixed percentage of gross receipts or sales.

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    Any amount includable in gross income by us with respect to a regular or residual interest in a real estate mortgage investment conduit is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a real estate mortgage investment conduit consist of real estate assets, we will be treated as receiving directly our proportionate share of the income of the real estate mortgage investment conduit, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date we made the mortgage loan, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause us to recognize income that is not qualifying income for purposes of the 75% gross income test.

    We may make loans that have shared appreciation provisions. To the extent interest on a loan is based on the cash proceeds from the sale or value of property, income attributable to such provision would be treated as gain from the sale of the secured property, which generally should qualify for purposes of the 75% and 95% gross income tests.

    We may employ, to the extent consistent with the REIT provisions of the Code, forms of securitization of our assets under which a "sale" of an interest in a mortgage loan occurs, and a resulting gain or loss is recorded on our balance sheet for accounting purposes at the time of sale. In a "sale" securitization, only the net retained interest in the securitized mortgage loans would remain on our balance sheet. We may elect to conduct certain of our securitization activities, including such sales, through one or more taxable subsidiaries, or through qualified REIT subsidiaries, formed for such purpose. To the extent consistent with the REIT provisions of the Code, such entities could elect to be taxed as real estate mortgage investment conduits or financial asset securitization investment trusts.

    Lease income we receive will qualify as "rents from real property" only if the following conditions are met:

    - the amount of lease income may not be based in whole or in part on the income or profits of any person. "Rents from real property" may, however, include lease income based on a fixed percentage of receipts or sales;

    - lease income received from a corporate tenant will not qualify as "rents from real property" if iStar Financial, or an actual or constructive owner of 10% or more of iStar Financial, actually or constructively owns 10% or more of such corporate tenant;

    - if lease income attributable to personal property leased in connection with a lease of real property is greater than 15% of the total lease income received under the lease, then the portion of lease income attributable to personal property will not qualify as "rents from real property"; and

    - to qualify as "rents from real property," we generally may not render services to corporate tenants of the property, other than through an independent contractor from whom we derive no revenue. We may, however, provide services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. In addition, we may provide a DE MINIMIS amount of non-customary services. Finally, we may provide certain non-customary services to corporate tenants through a "taxable Company subsidiary," which is a taxable corporation wholly or partly owned by iStar Financial.

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    If we fail to satisfy one or both of the 75% or 95% gross income tests for any year, we may still qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may be entitled to relief if:

    - our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect;

    - we attach a schedule of the sources of our income to our federal income tax return; and

    - any incorrect information on the schedule was not due to fraud with the intent to evade tax.

    It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. If these relief provisions do not apply to a particular set of circumstances, we would not qualify as a REIT. As discussed above in "--Taxation of iStar Financial--General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our income that does not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodically monitoring our income.

FORECLOSURE PROPERTY

    Net income realized by us from foreclosure property would generally be subject to tax at the maximum federal corporate tax rate (currently 35%). Foreclosure property means real property and related personal property that:
(1) is acquired by us through foreclosure following a default on a lease of such property or a default on indebtedness owed to us that is secured by the property; and (2) for which we make an election to treat the property as foreclosure property.

PROHIBITED TRANSACTION INCOME

    Any gain realized by us on the sale of any property, other than foreclosure property, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be prohibited transaction income, and subject to a 100% penalty tax. Prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. While the Treasury regulations provide standards which, if met, would not result in prohibited transaction income, we may not be able to meet these standards in all circumstances.

HEDGING TRANSACTIONS

    We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments. To the extent that we enter into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income, or gain from the disposition of hedging transactions should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

ASSET TESTS

    At the close of each quarter of each year, we also must satisfy four tests relating to our assets. First, at least 75% of the value of our total assets must be real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include real estate mortgages, real property, interests in other REITs and stock or debt instruments held for one year or less that are purchased with the proceeds of a stock offering or a long-term public debt offering. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class. Third, not more than 20% of the value of our total assets may be represented by securities in one or more taxable

                                       22
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REIT subsidiaries. Fourth, of the investments included in the 25% asset class, the value of any one issuer's securities that we hold may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer (other than, with respect to the 10% value requirement, certain "straight debt" securities).

    We expect that any real property and temporary investments that we acquire will generally be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a real estate mortgage investment conduit in which we own an interest consists of "real estate assets." Mortgage loans will generally be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property.

    After meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. In addition, if we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter.

    We will monitor the status of the assets that we acquire for purposes of the various asset tests and we will manage our portfolio in order to comply with such tests.

ANNUAL DISTRIBUTION REQUIREMENTS

    To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of: (1) 90% of our "REIT taxable income"; and (2) 90% of our after tax net income, if any, from foreclosure property; minus (3) the sum of certain items of non-cash income. In general,"REIT taxable income" means taxable ordinary income without regard to the dividends paid deduction.

    We are required to distribute income in the taxable year in which it is earned, or in the following taxable year before we timely file our tax return if such dividend distributions are declared and paid on or before our first regular dividend payment. Except as provided in "--Taxation of Taxable U.S. Stockholders" below, these distributions are taxable to holders of common stock in the year in which paid, even though these distributions relate to our prior year for purposes of our 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our "REIT taxable income," we will be subject to tax at regular corporate tax rates.

    From time to time we may not have sufficient cash or other liquid assets to meet the above distribution requirements due to timing differences between the actual receipt of cash and payment of expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the REIT distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable stock dividends.

    Under certain circumstances, we may be able to rectify a failure to meet a distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being subject to tax on amounts distributed as deficiency dividends. We will be required, however, to pay interest based upon the amount of any deduction claimed for deficiency dividends. In addition, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute each year at least the sum of 85% of our ordinary income for the year, 90% of our capital gain income for the year, and any undistributed taxable income from prior periods.

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RECORDKEEPING REQUIREMENTS

    We are required to maintain records and request on an annual basis information from specified stockholders. This requirement is designed to disclose the actual ownership of our outstanding stock.

FAILURE TO QUALIFY

    If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code described above do not apply, we will be subject to tax, including any applicable alternative minimum tax, and possibly increased state and local taxes, on our taxable income at regular corporate rates. Such taxation would reduce the cash available for distribution by us to our stockholders. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. If we fail to qualify as a REIT, distributions to our stockholders will be subject to tax as ordinary income to the extent of our current and accumulated earnings and profits and, subject to certain limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to statutory relief.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

    When we use the term "U.S. stockholders," we mean a holder of shares of our stock who is, for United States federal income tax purposes:

    - a citizen or resident of the United States;

    - a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless Treasury regulations provide otherwise;

    - an estate the income of which is subject to United States federal income taxation regardless of its source; or

    - a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

DISTRIBUTIONS GENERALLY

    Distributions out of our current or accumulated earnings and profits, other than capital gain dividends will be taxable to our U.S. stockholders as ordinary income. Provided we qualify as a REIT, our dividends will not be eligible for the dividends received deduction generally available to U.S. stockholders that are corporations.

    To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated as a tax-free return of capital to each U.S. stockholder, and will reduce the adjusted tax basis which each U.S. stockholder has in its shares of stock by the amount of the distribution, but not below zero. Return of capital distributions in excess of a U.S. stockholder's adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and pay to a stockholder of record on a specified date in any of those months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we pay the dividend in January of the following year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

CAPITAL GAIN DISTRIBUTIONS

    Distributions designated as net capital gain dividends will be taxable to our U.S. stockholders as capital gain income. Such capital gain income will be taxable to non-corporate U.S. stockholders at a maximum rate of 20% or 25% based on the characteristics of the asset we sold that produced the gain. U.S. stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

RETENTION OF NET CAPITAL GAINS

    We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains. If we make this election, we would pay tax on such retained capital gains. In such a case, our stockholders would generally:

    - include their proportionate share of our undistributed net capital gains in their taxable income;

    - receive a credit for their proportionate share of the tax paid by us; and

    - increase the adjusted basis of their stock by the difference between the amount of their capital gain and their share of the tax paid by us.

PASSIVE ACTIVITY LOSSES AND INVESTMENT INTEREST LIMITATIONS

    Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

DISPOSITIONS OF STOCK

    If you are a U.S. stockholder and you sell or dispose of your shares of stock, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares of stock. This gain or loss will be capital gain or loss if you have held the stock as a capital asset, and will be long-term capital gain or loss if you have held the stock for more than one year. In general, if you are a U.S. stockholder and you recognize loss upon the sale or other disposition of stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us which were required to be treated as long-term capital gains.

BACKUP WITHHOLDING

    We report to our U.S. stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with his correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

    The Internal Revenue Service has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder has not held its shares as "debt financed property" within the meaning of the Internal Revenue Code and the shares are not otherwise used in a unrelated trade or business, dividend income on our stock and income from the sale of our stock should not be unrelated business taxable income to a tax-exempt stockholder. Generally, debt financed property is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

    For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to claim properly a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

    Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to any pension trust which:

    - is described in Section 401(a) of the Internal Revenue Code;

    - is tax-exempt under Section 501(a) of the Internal Revenue Code; and

    - holds more than 10%, by value, of the interests in the REIT.

    Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as "qualified trusts."

    A REIT is a "pension held REIT" if:

    - it would not have qualified as a REIT but for the fact that
      Section 856(h)(3) of the Internal Revenue Code provides that stock owned by a qualified trust is treated, for purposes of the 5/50 rule, as owned by the beneficiaries of the trust, rather than by the trust itself; and

    - either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

    The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of:

    - the unrelated business taxable income earned by the REIT, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

    - the total gross income of the REIT.

    A DE MINIMIS exception applies where the percentage is less than 5% for any year. As a result of the limitations on the transfer and ownership of stock contained in our Charter, we do not expect to be classified as a "pension-held REIT."

    EXCESS INCLUSION INCOME:

    A portion of our net income attributable to assets financed through our STARs(SM) program (and, therefore, a portion of the dividends payable by us) may be treated as Excess Inclusion income from a REMIC residual interest, which may constitute unrelated business taxable income to a tax-exempt stockholder. These amounts have historically been immaterial and we expect that they will be immaterial in the future. Prospective stockholders should consult their own tax advisors regarding the federal income tax consequences to them of incurring Excess Inclusion income.

TAXATION OF NON-U.S. STOCKHOLDERS

    The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (collectively, "Non-U.S. stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules.

    PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FOREIGN, FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST INCLUDING ANY REPORTING REQUIREMENTS.

    Distributions to Non-U.S. stockholders that are not attributable to gain from sales or exchanges by us of U.S. real property interests and are not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from an investment in our stock is treated as effectively connected with the Non-U.S. stockholder's conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions made to a Non-U.S. stockholder unless: (1) a lower treaty rate applies and any required form, such as IRS Form W-8BEN, evidencing eligibility for that reduced rate is filed by the Non-U.S. stockholder with us; or (2) the Non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

    Any portion of the dividends paid to Non-U.S. stockholders that is treated as excess inclusion income from a real estate mortgage investment conduit will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In addition, if Treasury regulations are issued allocating our excess inclusion income from non-real estate mortgage investment conduits among our stockholders, some percentage of the our dividends would not be eligible for exemption from the 30% withholding tax or a reduced treaty withholding tax rate in the hands of Non-U.S. stockholders.

    Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. stockholder's stock, such distributions will give rise to tax liability if the Non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. We are also required to withhold 10% of any distribution in excess of our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

    For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges of a U.S. real property interest, which includes certain interests in real property, but generally does not include mortgage loans, will be taxed to a Non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. stockholder as if such gain were effectively connected with a U.S. business. Non-U.S. stockholders thus would be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a Non-U.S. stockholder that is a corporation. We are required to withhold 35% of any distribution that is designated by us as a U.S. real property capital gains dividend. The amount withheld is creditable against the Non-U.S. stockholder's FIRPTA tax liability.

    Gain recognized by a Non-U.S. stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by Non-U.S. persons. Although we currently believe that we are a "domestically controlled REIT," because our stock is publicly traded, no assurance can be given that we are or will remain a "domestically controlled REIT." Even if we do not qualify as a "domestically controlled REIT," a Non-U.S. stockholder that owns, actually or constructively, 5% or less of our stock throughout a specified testing period will not recognize taxable gain on the sale of his stock under FIRPTA if the shares are traded on an established securities market. If we did not qualify as a domestically controlled REIT and a Non-U.S. stockholder does not qualify for the above exception, amounts realized by such Non-U.S. stockholder upon a sale of our stock generally would be subject to withholding under FIRPTA at a rate of 10%.

    Gain not subject to FIRPTA will be taxable to a Non-U.S. stockholder if:
(1) the Non-U.S. stockholder's investment in the stock is effectively connected with a U.S. trade or business, in which case the Non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or
(2) the Non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the stock were to be subject to taxation under FIRPTA, the Non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of Non-U.S. corporations).

STATE, LOCAL AND FOREIGN TAXATION

    We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or make investments, and our stockholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above. In addition, your state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign tax laws on an investment in our securities.

POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS

    The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect us and our investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax law applicable to us or our investors will be changed.

                                 LEGAL MATTERS

    Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166, will pass upon the validity of the securities we are offering by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

                                    EXPERTS

    The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    We are incorporating by reference in this prospectus the following documents which we have previously filed with the Securities and Exchange Commission under the File Number 1-10150:

    (1) Annual Report on Form 10-K for fiscal year ended December 31, 2001.

    (2) Current Report on Form 8-K dated August 14, 2002.

    (3) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

    (4) Definitive Proxy Statement dated April 12, 2002.

    (5) The description of the shares of common stock contained in the Registration Statement on Form 8-A on October 5, 1999.

    Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be part of this prospectus from the time they are filed. If anything in a report or document we file after the date of this prospectus changes anything in it, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.

    We will provide to each person to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide this information at no cost to the requestor upon written or oral request addressed to iStar Financial Inc., 1114 Avenue of the Americas, New York, New York 10036, attention: Investor Relations Department (Telephone:
(212) 930-9400).

                              INFORMATION WE FILE

    We file annual, quarterly and current reports, proxy statements and other materials with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the SEC. The address of that site is http://www.sec.gov.

    Reports, proxy statements and other information we file also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                               10,000,000 SHARES

                                   [GRAPHIC]

                                  COMMON STOCK

                                ---------------

                             PROSPECTUS SUPPLEMENT
                                          , 2002

                             ---------------------

                                LEHMAN BROTHERS

                              MERRILL LYNCH & CO.

                                ---------------

                         BANC OF AMERICA SECURITIES LLC

                            BEAR, STEARNS & CO. INC.

                              GOLDMAN, SACHS & CO.

                                  UBS WARBURG

                                    PART II


         Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:



Registration fee - Securities and Exchange Commission.............. $32,200
Accounting fees and expenses....................................... $10,000(1)
Legal fees and expenses............................................ $15,000(1)
Trustees' fees and expenses........................................ $10,000(1)
Miscellaneous......................................................  $2,800
Total.............................................................. $70,000

----------
(1) Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.


     Item 15. Indemnification of Directors and Officers.

     As permitted by the General Corporation Law of the State of Maryland, our Amended and Restated Charter provides that an officer, director, employee or agent of our company is entitled to be indemnified for the expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of any action, suit or proceeding brought against him by virtue of his acting as such officer, director, employee or agent, provided he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that in any action or suit by or in the right of our company that person shall be indemnified only for the expenses actually and reasonably incurred by him and, if that person shall have been adjudged to be liable for negligence or misconduct, he shall not be indemnified unless and only to the extent that a court of appropriate jurisdiction shall determine that such indemnification is fair and reasonable.

     Item 16. Exhibits.

     4. Form of Indenture, dated as of February 5, 2001 between the Company and State Street Bank and Trust Company, N.A., incorporated by reference from Registration Statement No. 333-55396.*

     5.   Opinion of Counsel

     12.  Statements of computation of ratios of earnings to fixed charges*

     23.  Consents

          (1) Clifford Chance US LLP (counsel) - included in Exhibit 5

          (2) PricewaterhouseCoopers LLP (accountants)

     24.  Power of Attorney included on signature page

     25. Statement of Eligibility and Qualification on Form T-1 of Trustee under the Indenture

----------
*    Previously filed.


     Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act,

               (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by iStar Financial pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of iStar Financial's annual report pursuant to
          Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (5) That, (a) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (b) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of iStar Financial pursuant to the foregoing provisions, or otherwise, iStar Financial has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by iStar Financial of expenses incurred or paid by a director, officer or controlling person of iStar Financial in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, iStar Financial will, unless in the opinion of counsel for iStar Financial the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, State of New York, on November 14, 2002.

                                iSTAR FINANCIAL INC.

                                By: /s/ JAY SUGARMAN
                                    -----------------------------------------
                                     Name: Jay Sugarman
                                     Title: Chief Executive Officer

                                By: /s/ SPENCER B. HABER
                                    ----------------------------------------
                                     Name:  Spencer B. Haber
                                     Title: President

     Pursuant to the requirements of the Securities Act, this amendment has been signed by the following persons in the capacities and on the dates indicated.



                  NAME                                         TITLE                                  DATE


 /s/ Jay Sugarman *                        Chairman of the Board and Chief Executive           November 14, 2002
------------------------------------------    Officer
              Jay Sugarman

 /s/ Spencer B. Haber *                    President, Chief Financial Officer and              November 14, 2002
------------------------------------------    Director
            Spencer B. Haber

 /s/ Willis Andersen, Jr. *                Director                                            November 14, 2002
------------------------------------------
          Willis Andersen, Jr.

 /s/ Jeffrey G. Dishner *                  Director                                            November 14, 2002
------------------------------------------
           Jeffrey G. Dishner

/s/ Andrew L. Farkas *                     Director                                            November 14, 2002
------------------------------------------
            Andrew L. Farkas

/s/ Madison F. Grose *                     Director                                            November 14, 2002
------------------------------------------
            Madison F. Grose

/s/ Robert W. Holman, Jr. *                Director                                            November 14, 2002
------------------------------------------
          Robert W. Holman, Jr.

/s/ Robin Josephs *                        Director                                            November 14, 2002
------------------------------------------
              Robin Josephs

/s/ Merrick R. Kleeman *                   Director                                            November 14, 2002
------------------------------------------
           Merrick R. Kleeman

/s/ H. Cabot Lodge *                       Executive Vice President--Investments                November 14, 2002
------------------------------------------
             H. Cabot Lodge                and Director

/s/ Matthew J. Lustig *                    Director                                            November 14, 2002
------------------------------------------
            Matthew J. Lustig

/s/ William M. Matthes *                   Director                                            November 14, 2002
------------------------------------------
           William M. Matthes

/s/ John G. McDonald *                     Director                                            November 14, 2002
------------------------------------------
            John G. McDonald

/s/ Stephen B. Oresman *                   Director                                            November 14, 2002
------------------------------------------
           Stephen B. Oresman



/s/ George R. Puskar *                     Director                                            November 14, 2002
------------------------------------------
            George R. Puskar

/s/ Barry S. Sternlicht *                  Director                                            November 14, 2002
------------------------------------------
           Barry S. Sternlicht



* /S/ JAY SUGARMAN, Attorney-in-fact                                                           November 14, 2002
  ----------------